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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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/X/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
AT&T CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2004 NOTICE OF ANNUAL MEETING
and PROXY STATEMENT

                 The 119th Annual Meeting of Shareowners of AT&T Corp. will be held at the Austin Convention Center, 500 East Cesar Chavez Street, Austin, Texas, on Wednesday, May 19, 2004, at 9:30 a.m. local time, for the following purposes:

  •
  to elect ten directors;

  •
  to ratify the appointment by the Audit Committee of independent auditors to examine our accounts;

  •
  to approve the AT&T 2004 Long Term Incentive Program; and

  •
  to conduct any other business, including shareowner proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

        Shareowners at the close of business on March 25, 2004, are entitled to vote their proxies. Only shareowners with an admission ticket or proof of stock ownership will be admitted to the meeting.

Robert S. Feit Vice President – Law and Secretary

March 25, 2004

    YOU CAN VOTE IN ONE OF THREE WAYS:

    (1)
    Use the toll-free telephone number on your proxy card to vote by phone;

    (2)
    Visit the website noted on your proxy card to vote via the Internet; or

    (3)
    Sign, date and return your proxy card in the enclosed envelope to vote by mail.

                          One AT&T Way
                          Bedminster, NJ 07921-0752

David W. Dorman
Chairman of the Board
and Chief Executive Officer

March 25, 2004

Dear Shareowner:

        It is a pleasure to invite you to our 2004 Annual Meeting of Shareowners in Austin, Texas, on Wednesday, May 19, 2004, beginning at 9:30 a.m. local time, at the Austin Convention Center. This will be our 119th Annual Meeting of Shareowners. If you plan to join us at the meeting, an admission ticket will be required and is attached to the proxy card. For your convenience, a map of the area and directions to the Convention Center are printed on the back inside cover of the proxy statement.

        The proxy statement continues to be a critical element of our corporate governance process. Its purpose is to answer your questions and provide you with important information regarding our Board of Directors and senior management. The material includes proposals that require your vote and information that describes our corporate governance practices.

        Whether you own a few or many shares of stock and whether or not you plan to attend, it is important that your shares be voted on matters that come before the meeting. Registered and many broker-managed shareowners can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations.

        I look forward to seeing you on May 19 in Austin.

                  Sincerely,

i

INFORMATION ABOUT THE MEETING AND VOTING

When were proxy materials mailed?

        This proxy statement and proxy card were first mailed on or about March 25, 2004, to owners of voting shares of AT&T in connection with the solicitation of proxies by our Board of Directors for the 2004 Annual Meeting of Shareowners in Austin, Texas. Proxies are solicited to give all shareowners of record at the close of business on March 25, 2004, an opportunity to vote on matters that come before the annual meeting. This procedure is necessary because shareowners live in all U.S. states and abroad and most will not be able to attend.

What am I voting on?

        The Board is soliciting your vote for:

  •
  election of ten directors;

  •
  ratification of the appointment by the Audit Committee of independent auditors;

  •
  approval of the AT&T 2004 Long Term Incentive Program (the 2004 Plan); and

  •
  action upon such other matters, including shareowner proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

Who is entitled to vote?

        Shareowners of record at the close of business on March 25, 2004, the record date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareowner is present in person or is represented by proxy.

How many votes do I have?

        Each share of AT&T common stock that you own as of the record date entitles you to one vote. On March 1, 2004, there were 793,522,585 outstanding shares of our common stock.

How do I vote?

        All shareowners may vote by mail. Registered shareowners who own their shares in their own name and most beneficial shareowners who own shares through a bank or broker also may vote by telephone or the Internet. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly. Registered shareowners can vote by telephone by calling 1-800-273-1174 or on the Internet at http://att.proxyvoting.com. Please have your proxy card in hand when calling or going online. To vote by mail, please sign, date and mail your proxy card in the envelope provided.

        If you own your shares through a bank or broker, you should follow the separate instructions they provide you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

        For participants in the AT&T Shareowner Dividend Reinvestment and Stock Purchase Plan or the AT&T Amended 1996 Employee Stock Purchase Plan, your shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote by telephone or the Internet. For employee shareowners participating in the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, or the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, your shares will be voted by the trustee of each applicable plan as you specify on your voting instruction form. If your voting instruction form is not returned, the trustee will vote your shares in the same proportion as the shares for which instructions were received from all other participants in that plan. If you wish to abstain from voting on any matter, you must indicate this on your voting instruction form. You cannot vote your plan shares in person at the meeting. To allow sufficient time for voting, the trustee must receive your voting instructions by no later than 9:00 a.m. EST on Friday, May 14, 2004.

        If you attend the annual meeting in person, you may request a ballot when you arrive. If your shares are held in the name of your bank, broker, or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 25, 2004, the record date for voting.

Do we have a policy for confidential voting?

        We have a confidential voting policy. All proxies and other voting materials, including telephone and Internet voting, are kept confidential and are not disclosed to us or our officers and directors, subject to standard exceptions. Such documents are available for examination only by the inspector of election and certain personnel associated with processing proxy cards and tabulating the vote. One independent inspector of election, an officer of IVS Associates, Inc., has been appointed.

What if I return my proxy but do not mark it to show how I am voting?

        If your proxy card is signed and returned without specifying your choices, the shares will be voted as recommended by the Board.

What if other items come up at the annual meeting and I am not there to vote?

        When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the Proxy Committee (the members of which are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting.

Can I change my vote?

        You can change your vote by revoking your proxy at any time before it is exercised in one of four ways:

  •
  notify our Corporate Secretary in writing before the annual meeting that you are revoking your proxy;

  •
  submit another proxy with a later date;

  •
  vote again by telephone or the Internet; or

  •
  vote in person at the annual meeting.

What does it mean if I receive more than one proxy card?

        Your shares are likely registered differently or are in more than one account. You should vote each of your accounts by telephone, the Internet, or mail. If you mail your proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you wish to combine your shareowner accounts in the future, you should contact our transfer agent, EquiServe, at 1-800-348-8288. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefits you as a shareowner.

Why did I receive only one set of proxy materials although there are multiple shareowners at my address?

        In accordance with a notice sent to eligible shareowners that share a single address, we are sending only one set of proxy materials, that includes a proxy card for each household member, to that address unless we receive instructions to the contrary from any shareowner at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a shareowner of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact our transfer agent at 1-800-348-8288, or by e-mail to att@equiserve.com, or write to EquiServe, P.O. Box 43007, Providence, RI 02940-3007. If you are a shareowner of record that receives multiple copies of our proxy materials, you can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting the nominee.

What constitutes a quorum?

        The presence of the owners of 40 percent of the shares entitled to vote at the annual meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote at the annual meeting.

        Abstentions and shares voted by a broker or bank holding shares for a beneficial owner are counted as present and entitled to vote for determining a quorum.

What vote is required to approve each proposal?

        Election of Directors:    The ten nominees who receive the most votes will be elected. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

        Ratification of Independent Auditors:    This proposal requires the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

        Approval of the AT&T 2004 Long Term Incentive Program (the 2004 Plan):    The affirmative vote of a majority of the votes cast for or against the proposal is required to approve the 2004 Plan provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast on the proposal.

        Shareowner Proposals:    Approval of each of the four shareowner proposals requires the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

What are the Board's Recommendations?

        The Board recommends a vote FOR Election of Directors, Ratification of Independent Auditors and Approval of the 2004 Plan and AGAINST each of the four shareowner proposals.

How were the nominees for director selected?

        Each of the ten nominees was approved for inclusion on our slate of directors by our Governance and Nominating Committee. Mr. Dorman, our Chairman of the Board and Chief Executive Officer, is one of our executive officers. Mr. Derr, Ms. Eickhoff, Mr. Herringer, Dr. Jackson and Messrs. Madonna, McHenry and White were elected by our shareowners as directors at our June 2003 annual meeting and are standing for re-election.

        Mr. Aldinger was elected as a director by our Board on July 16, 2003, to fill a vacancy on the Board. He was recommended to the Board by our Chief Executive Officer.

        Mr. Henkel was elected as a director by our Board on February 23, 2004, to fill a newly created Board position. He was recommended to the Board by one of our non-employee directors.

How does the Board determine which directors are independent?

        The standards for determining independence are set forth in our Corporate Governance Guidelines which are available on our Investor Relations Website (www.att.com/ir/cg) and are attached as Appendix B. Our Guidelines meet or exceed the new listing standards adopted in 2003 by the New York Stock Exchange (NYSE.)

        Pursuant to the Guidelines, the Board undertook its annual review of director independence in March 2004. During this review the Board broadly considered all relevant facts and circumstances, not merely from the standpoint of a director but also from that of persons or organizations with which a director has a relationship. As a result of this review, our Board affirmatively determined that all of the directors nominated for election at our 2004 annual meeting, other than our Chairman of the Board and Chief Executive Officer, Mr. Dorman, are independent and have no material relationship with us.

How can I recommend a candidate for election to the Board?

        Shareowners who wish to recommend a candidate for election to our Board should write to: Vice President – Law and Secretary, AT&T Corp., Room 3A123, One AT&T Way, Bedminster, NJ 07921-0752, stating in detail the qualifications of a candidate for consideration by the Governance and Nominating Committee. In considering Board candidates, the committee seeks individuals of proven judgment and competence who are outstanding in their respective fields. The committee considers such factors as experience, education, employment history, special talents or personal attributes, anticipated participation in Board activities and geographic and diversity factors. The committee process for identifying and evaluating nominees would include detailed consideration of the recommendations and opinions of members of our Board, our executive officers, our executive human resources department and our shareowners. There would be no difference in the process of evaluation of candidates recommended by a shareowner and those recommended by other sources.

How can I communicate with our Board?

        Shareowners interested in communicating directly with our Board of Directors may do so by writing to: Board of Directors, AT&T Corp, P.O. Box 406, Bedminster, NJ 07921-0752. Effective February 18, 2004, the Governance and Nominating Committee of our Board approved a process for handling letters received by us and addressed to members of the Board. Under that process, our Corporate Secretary, or members of his staff, review all such correspondence and regularly forward to each non-employee director a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or the Board's committees, or that he otherwise determines require their attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

How do I access proxy materials on the Internet?

        Shareowners can access our Notice of Annual Meeting and Proxy Statement and our 2003 Annual Report on the Internet on our Investor Relations Website at www.att.com/ir. For future shareowner meetings, registered shareowners can further save us expense by consenting to access their proxy statement and annual report electronically. You can choose this option by marking the "Electronic Access" box on your proxy card or by following the instructions provided when you vote by telephone or the Internet. If you choose this option, prior to each shareowner meeting you will receive your proxy card in the mail along with a notice of the meeting and instructions for voting by mail, telephone, or the Internet. You may select Electronic Access for each account held in your name. Your choice will remain in effect unless you revoke it by contacting our transfer agent, EquiServe, at 1-800-348-8288 or visiting our Investor Relations Website at www.att.com/ir.

How do I submit a shareowner proposal for next year's annual meeting?

        Shareowner proposals may be submitted for inclusion in our 2005 proxy statement after the 2004 annual meeting, but must be received no later than 5:00 p.m. EST on Saturday, November 27, 2004. Proposals should be sent via registered, certified, or express mail to: Vice President – Law and Secretary, AT&T Corp., Room 3A123, One AT&T Way, Bedminster, New Jersey 07921-0752.

What do I need to do to attend the annual meeting?

        If you are a registered shareowner, you should use the admission ticket that is attached to your proxy card. If you will attend the meeting, please be sure to respond to the "I/We plan to attend the Annual Meeting" question when you vote. A beneficial shareowner may obtain an admission ticket in advance by sending a written request, with proof of ownership such as a bank or brokerage firm account statement, to: Manager – Proxy, AT&T Corp., Room 3A134, One AT&T Way, Bedminster, New Jersey 07921-0752.

        Shareowners who do not bring admission tickets to the meeting may be admitted upon verification of ownership at the admissions counter at the meeting site.

        If you attend the meeting, you may be asked to present valid government-issued photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections or other security precautions.

        The Austin Convention Center is fully accessible to disabled persons, and sign interpretation and wireless headsets will be available for our hearing-impaired shareowners.

        Highlights of the annual meeting will be available on our Investor Relations Website at www.att.com/ir.

INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

        The Board is responsible for establishing broad corporate policies and monitoring our overall performance. However, in accordance with corporate legal principles, the Board is not involved in day-to-day operating matters. Members of the Board are kept informed of our business by participating in Board and committee meetings, by reviewing analyses and reports sent to them each month and through discussions with our Chairman and other officers.

        The Board held 11 meetings and the committees held 23 meetings in 2003. Each of the directors attended at least 75% of the meetings of the Board and its committees. The average attendance in the aggregate at the total number of meetings of the Board and the total number of committee meetings was 92%. It is our policy that directors should attend the annual meeting, absent unusual circumstances. Seven of the nine members of our Board attended the 2003 annual meeting.

        Our non-employee directors meet in executive session without any management directors or employees present approximately eight times each year. Our Board does not designate any specific director to preside over these meetings.

ELECTION OF DIRECTORS (Proposal 1 on Proxy Card)

        Our Proxy Committee intends to vote for the election of the ten nominees listed on the following pages. These nominees have been selected by the Board on the recommendation of the Governance and Nominating Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by a plurality of the votes cast. Any shares not voted, whether by abstention or otherwise, have no impact on the vote.

        If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Governance and Nominating Committee or, if none, the size of the Board will be reduced. The Governance and Nominating Committee knows of no reason why any of the nominees will be unavailable or unable to serve.

        Directors elected at the annual meeting will hold office until the next annual meeting or until their successors have been elected and qualified. For each nominee there follows a brief listing of principal occupation for at least the past five years, other major affiliations and age as of March 1, 2004.

NOMINEES FOR ELECTION AS DIRECTORS

William F. Aldinger	Age: 56	Director Since: 2003

        Mr. Aldinger is Chairman and Chief Executive Officer of HSBC North America Holdings Inc., a financial services company. He joined Household International, Inc., a predecessor company, in 1994 as President and Chief

Executive Officer. Mr. Aldinger became Chairman of Household International, Inc. in May 1996. He is a director of HSBC Holdings plc, MasterCard International and Illinois Tool Works Inc. Mr. Aldinger is a member of the boards of Children's Memorial Medical Center/Children's Memorial Hospital and the Children's Memorial Foundation. He also serves on the board of trustees of the J.L. Kellogg Graduate School of Management.

Kenneth T. Derr	Age: 67	Director Since: 1995

        Mr. Derr is a retired Chairman of the Board and Chief Executive Officer of ChevronTexaco Corporation, an international oil company. He was Chairman and Chief Executive Officer from 1989 to 1999, Vice Chairman from 1985 to 1989 and director from 1981 to 1999. Mr. Derr also serves as a director of the American Petroleum Institute, a member of The Business Council, Council on Foreign Relations and the Board of Overseers of the Hoover Institution; Co-Chairman of the Committee to Encourage Corporate Philanthropy; Director of American Productivity and Quality Center; and Trustee Emeritus of Cornell University. Mr. Derr is a director of Citigroup Inc., Halliburton Company and Calpine Corporation.

David W. Dorman	Age: 50	Director Since: 2002

        Mr. Dorman has been the Chairman of the Board and Chief Executive Officer of AT&T since November 2002. He was President of AT&T from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by AT&T and British Telecommunications plc, from 1999 to 2000. Mr. Dorman was Chairman, President and Chief Executive Officer of PointCast Incorporated from 1997 to 1999; Executive Vice President of SBC Communications Inc. in 1997; Chairman, President and Chief Executive Officer of Pacific Bell from 1994 to 1997; and President of Sprint Business from 1990 to 1994. He served as a member of the President's Advisory Committee on High Performance Computing and Communications, Information Technology and the Next Generation Internet. Mr. Dorman is a director of Scientific-Atlanta, Inc.

M. Kathryn Eickhoff	Age: 64	Director Since: 1987

        Ms. Eickhoff has been President of Eickhoff Economics, Inc., an economic consulting firm, since 1987. She is a past Associate Director for Economic Policy for the U.S. Office of Management and Budget (1985-1987) and the former Executive Vice President and Treasurer of Townsend- Greenspan & Co., Inc. (1962-1985). Ms. Eickhoff is a director of Tenneco Automotive Inc.

Herbert L. Henkel	Age: 55	Director Since: 2004

        Mr. Henkel has been the Chairman of the Board of Ingersoll-Rand Company, a manufacturer of industrial products and components, since 2000 and President and Chief Executive Officer since 1999. He was the President and Chief Operating Officer of Ingersoll-Rand from April 1999 to October 1999. Mr. Henkel was the Chief Operating Officer of Textron Inc. from 1998 to 1999, and Vice President – Industrial Products Segment from 1993 to 1998. Mr. Henkel is a director of Pitney Bowes Inc. and C.R. Bard, Inc.

Frank C. Herringer	Age: 61	Director Since: 2002

        Mr. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. He served as Chief Executive Officer from 1991 to 1999 and President from 1986 to 1999. From 1999 to May 2000, Mr. Herringer served on the Executive Board of Aegon N.V. and as Chairman of the Board of Aegon USA, Inc. Mr. Herringer is a director of The Charles Schwab Corporation, Mirapoint Inc. and Unocal Corporation.

Shirley Ann Jackson, Ph.D.	Age: 57	Director Since: 2001

        Dr. Jackson is the President of Rensselaer Polytechnic Institute (RPI). Prior to becoming President of RPI in 1999, Dr. Jackson was Chairman of the U.S. Nuclear Regulatory Commission (1995-1999), a Professor of Theoretical Physics at Rutgers University (1991-1995) and a theoretical physicist at the former AT&T Bell Laboratories (1975-1991). Dr. Jackson was elected to the National Academy of Engineering in 2001. She is also a

Fellow of the American Academy of Arts and Sciences and the American Physical Society. She is a Life Member of the M.I.T. Corporation Board of Trustees and the Council on Foreign Relations. She is President of the American Association for the Advancement of Science. Dr. Jackson is a director of FedEx Corporation, Public Service Enterprise Group Incorporated, Marathon Oil Corporation, United States Steel Corporation and Medtronic, Inc. She has also been a member of the Board of Directors of the New York Stock Exchange, Inc. since November 2003.

Jon C. Madonna	Age: 60	Director Since: 2002

        Mr. Madonna is a retired Chairman and Chief Executive Officer of KPMG, an international accounting and consulting firm. He was with KPMG for 28 years where he held numerous senior leadership positions throughout his career and served as Chairman from 1990 to1996. Subsequent to his retirement from KPMG, Mr. Madonna served as Vice Chairman of Travelers Group, Inc. from 1997 to 1998 and President and Chief Executive Officer of Carlson Wagonlit Corporate Travel, Inc. from 1999 to 2000. He was Chief Executive Officer of DigitalThink, Inc. from 2001 to 2002, and he has been Chairman of DigitalThink, Inc. since April 2002. Mr. Madonna is a director of Albertson's, Inc., DigitalThink, Inc., Phelps Dodge Corporation and Tidewater Inc.

Donald F. McHenry	Age: 67	Director Since: 1986

        Mr. McHenry has been a Distinguished Professor in the Practice of Diplomacy at the School of Foreign Service at Georgetown University, since 1981. He has also been President of IRC Group LLC, international relations consultants, since 1981. Mr. McHenry is a director of FleetBoston Financial Corporation, The Coca-Cola Company, International Paper Company and GlaxoSmithKline plc.

Tony L. White	Age: 57	Director Since: 2002

        Mr. White is Chairman of the Board, President and Chief Executive Officer of Applera Corporation, a life sciences company. He was elected Chairman of the Board, President and Chief Executive Officer of Perkin Elmer Corporation (renamed Applera Corporation) in 1995. Prior to that, he was Executive Vice President and a Member of the Office of the Chief Executive Officer at Baxter International Inc. from 1991 to 1995. Mr. White is a director of C.R. Bard, Inc. and Ingersoll-Rand Company.

THE BOARD'S COMMITTEES AND THEIR FUNCTIONS

        The Board has established a number of committees, including the Audit Committee, the Compensation and Employee Benefits Committee and the Governance and Nominating Committee, each of which is briefly described below. Another committee of the Board is the Proxy Committee whose members are listed on your proxy card. The Proxy Committee votes the shares represented by proxies at the annual meeting of shareowners.

        The Audit Committee assists our Board in maintaining the integrity of our financial statements, its financial reporting processes and systems of internal audit controls, our compliance with legal and regulatory requirements and overseeing our code of conduct and ethics policies. The Audit Committee reviews the scope of independent and internal audits and assesses the results. The Audit Committee meets with our management to consider the adequacy of the internal controls and the objectivity of financial reporting. The committee also meets with the independent auditors and with appropriate financial personnel and internal auditors concerning these matters. The committee selects, compensates and appoints our independent auditors. Both the internal auditors and the independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. We do not limit the number of audit committees of publicly listed companies on which members of our Audit Committee may serve. One of our Audit Committee members, Mr. Madonna, serves on three other audit committees. In March 2004 our Board affirmatively determined that such simultaneous service would not impair Mr. Madonna's ability to effectively serve on our Audit Committee. The Audit Committee currently consists of five independent non-employee directors. The committee met ten times in 2003.

        The Compensation and Employee Benefits Committee administers incentive compensation plans, including stock option plans, and advises our Board regarding employee benefit plans. The committee establishes the compensation structure for our senior managers, approves the compensation of our senior executives and makes recommendations to our Board with respect to compensation of the Chief Executive Officer. The Compensation and Employee Benefits Committee currently consists of five independent non-employee directors. The committee met nine times in 2003.

        The Governance and Nominating Committee advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices, including compensation of directors and the selection of candidates as nominees for election as directors, and provides guidance with respect to matters of public policy. The Governance and Nominating Committee currently consists of six independent non-employee directors. The committee met four times in 2003. The committee recommended to the Board the slate of directors for election at the 2004 Annual Meeting of Shareowners.

        We are committed to the highest standards of corporate governance and ethical behavior. On the recommendation of the Governance and Nominating Committee, the Board has adopted our Corporate Governance Guidelines which are available on our Investor Relations Website at www.att.com/ir/cg and are attached as Appendix B. The Board has also adopted a Financial Officer Code of Ethics which is also available on our Investor Relations Website. All of our directors, officers and employees must act ethically at all times and in accordance with the policies set forth in our code of conduct. Our code includes "Our Common Bond," a set of business values which guide all of our decisions and behavior, and is published on our Investor Relations Website. Our Board did not grant any waivers of any ethics policies in 2003 to our directors or executive officers. The charters of the Audit Committee, Governance and Nominating Committee and Compensation and Employee Benefits Committee are also available on our Investor Relations Website.

        The table below provides membership information for each of the Board committees:

Name	Audit	Compensation and Employee Benefits	Governance and Nominating
Mr. Aldinger	•	•
Mr. Derr		Chair	•
Ms. Eickhoff	•		•
Mr. Herringer	•	•
Dr. Jackson		•	•
Mr. Madonna	Chair		•
Mr. McHenry	•		Chair
Mr. White		•	•

INDEPENDENCE OF DIRECTORS; FINANCIAL EXPERT

        The Board has determined that each of our non-employee directors is "independent" within the definitions contained in current NYSE rules (see "How does the Board determine which directors are independent?" on page 3.) In addition, the Board has determined that each member of the Audit Committee is "independent" within the definition contained in current Securities and Exchange Commission (SEC) rules. Furthermore, the Board has determined that both Mr. Herringer and Mr. Madonna qualify as "audit committee financial experts" as defined by the SEC.

COMPENSATION OF DIRECTORS

        In 2003, independent non-employee directors received a retainer at an annual rate of $50,000 for January through September that was increased to an annual rate of $70,000 effective October 2003 and prorated to result in a total annual retainer of $55,000 for 2003. One-half of the annual retainer was received as AT&T common stock units with a then-current market value of $27,500 and was deferred automatically and credited to a deferred compensation account under our Deferred Compensation Plan for Non-Employee Directors. Pursuant to that same Plan, each director had the option of either deferring the remaining $27,500, either as AT&T common stock units or in a deferred cash account, or receiving it as a cash payment. For the 2004 deferral election, each director did not have to automatically defer half of his or her retainer into AT&T stock units. The chairperson of the Audit Committee received an additional annual retainer of $15,000 (that was increased to $25,000 effective October 2003.) The chairpersons of the Compensation and Employee Benefits Committee and the Governance and Nominating Committee each received an additional annual retainer of $10,000. No fees are paid for attendance at regularly scheduled Board and committee meetings. Directors received a fee of $1,500 for each special Board or committee meeting attended. Each independent non-employee director also received an award of AT&T restricted stock units equal in value to $100,000 on the date of grant: February 23, 2004, for Mr. Henkel, July 16, 2003, for Mr. Aldinger and June 11, 2003, for each other non-employee director. These units will vest upon a director's retirement from the Board.

        Directors may elect to defer the receipt of all or part of their cash retainer and other compensation into the AT&T common stock portion or the cash portion of the deferred compensation account. The AT&T common stock portion (the value of which is measured from time to time by the market value of AT&T common stock) is credited quarterly with a number of deferred shares of AT&T common stock equivalent in market value to the amount of the quarterly dividend on the shares also then credited in the accounts. The cash portion of the deferred compensation account earns interest, compounded quarterly, at an annual rate equal to the average interest rate for 10-year United States Treasury Notes for the previous quarter, plus 5%, for amounts deferred prior to January 1, 2001, and plus 2% for amounts deferred on or after January 1, 2001. The restricted stock units awarded to non-employee directors pay dividend equivalents quarterly in cash.

        AT&T also provides independent non-employee directors with travel accident insurance when on our business. An independent non-employee director may also enroll in a Directors' Universal Life Insurance Program sponsored by the Company at no cost to the independent non-employee director. The life insurance benefit under the Directors' Universal Life Insurance Program will continue after the independent non-employee director's retirement from the Board.

STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

        The following table sets forth information concerning the beneficial ownership of AT&T common stock, as of March 1, 2004, for (a) each current director elected to the Board in 2003 and each nominee for election as a director in 2004; (b) each of the executives named in the Summary Compensation Table (the named executives) not listed as a director; and (c) directors and executive officers as a group. No director or executive officer owns any AT&T preferred shares. Except as otherwise noted, the nominee or family members had sole voting and investment power with respect to such securities.

	Number of Shares
Name	Beneficially Owned(1)		Other Common Stock Equivalents(2)	Total	Percent of Class
(a)
William F. Aldinger	3,000		5,836	8,836	*
Kenneth T. Derr	2,773	(3)	23,695	26,468	*
David W. Dorman	1,252,927	(4)	206,264	1,459,191	*
M. Kathryn Eickhoff	3,183	(5)	14,586	17,769	*
Herbert L. Henkel(6)	0		5,035	5,035	*
Frank C. Herringer	16,885	(7)	11,535	28,420	*
Shirley Ann Jackson	1,450	(8)	14,024	15,474	*
Jon C. Madonna	3,151	(9)	6,678	9,829	*
Donald F. McHenry	2,664	(10)	17,950	20,614	*
Tony L. White	2,851	(11)	11,476	14,327	*
Name	Beneficially Owned(1)		Other Common Stock Equivalents(2)	Total	Percent of Class
(b)
James W. Cicconi	467,430	(12)	64,550	531,980	*
Hossein Eslambolchi	367,312	(13)	123,998	491,310	*
Thomas W. Horton	239,779	(14)	60,000	299,779	*
John Polumbo	208,869	(15)	50,000	258,869	*
Name	Beneficially Owned(1)		Other Common Stock Equivalents(2)	Total	Percent of Class
(c)
Directors and Executive Officers as a group (20 persons)	3,455,429	(16)	874,803(17)	4,330,232	*

*Less than one percent

Footnotes

1.
As of March 1, 2004, no individual director or nominee for director or named executive beneficially owned 1% or more of AT&T's outstanding common shares, nor did the directors and executive officers as a group.

2.
Includes share units held in deferred compensation accounts that do not constitute beneficially owned securities and restricted stock units. The number of restricted stock units owned by each non-employee director is as follows:

William F. Aldinger	5,168 restricted stock units
Kenneth T. Derr	5,024 restricted stock units
M. Kathryn Eickhoff	5,024 restricted stock units
Herbert L. Henkel	5,035 restricted stock units
Frank C. Herringer	5,024 restricted stock units
Shirley Ann Jackson	5,024 restricted stock units
Jon C. Madonna	5,024 restricted stock units
Donald F. McHenry	5,024 restricted stock units
Tony L. White	5,024 restricted stock units

The number of restricted stock units owned by Mr. Dorman and each of our other named executive officers as of March 1, 2004, is the number set forth in the column "Other Common Stock Equivalents." These include restricted stock units which vested on March 15, 2004, as follows:

James W. Cicconi	14,550 restricted stock units
David W. Dorman	56,264 restricted stock units
Hossein Eslambolchi	5,698 restricted stock units
3.
Includes beneficial ownership of 1,683 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

4.
Includes beneficial ownership of 1,075,601 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

5.
Includes 1,000 shares held in an IRA account and 100 shares held in a Keogh account. Also includes 200 shares held by a trust, as to which Ms. Eickhoff has disclaimed beneficial ownership. In addition, includes beneficial ownership of 1,683 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

6.
Effective February 23, 2004, Herbert L. Henkel was elected to our Board.

7.
Includes 10,000 shares held by trusts, 4,000 shares held in an IRA account, 1,000 shares held in a Keogh account for his spouse, 200 shares held by trusts for each of his two daughters, 100 shares held by a trust for his niece and five shares held by a trust for his spouse. Also includes 30 shares held in a custodial account as to which Mr. Herringer has disclaimed beneficial ownership. In addition, includes beneficial ownership of 1,350 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

8.
Includes 78 shares owned by Dr. Jackson's spouse. Dr. Jackson has disclaimed beneficial ownership of these shares. Also includes beneficial ownership of 1,372 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

9.
Includes beneficial ownership of 751 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

10.
Includes 381 shares held in a Keogh account. In addition, includes beneficial ownership of 1,683 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

11.
Includes beneficial ownership of 1,351 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

12.
Includes beneficial ownership of 449,078 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

13.
Includes 0.6 shares held in a 401(k) account. Also includes beneficial ownership of 358,785 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

14.
Includes beneficial ownership of 234,779 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

15.
Includes beneficial ownership of 187,306 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

16.
Includes beneficial ownership of 3,175,227 shares that may be acquired within 60 days pursuant to stock options awarded under employee and non-employee director incentive compensation plans.

17.
Includes 806,645 restricted stock units and 68,158 share units held in deferred compensation accounts. The number of restricted stock units includes 98,561 restricted stock units which vested on March 15, 2004, and 4,213 restricted stock units which were converted to share units held in deferred compensation accounts on March 15, 2004.

BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT

        The following table sets forth information as to the beneficial ownership of AT&T common stock by each person or group known by us, based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the Exchange Act), to own beneficially more than 5% of the outstanding shares of AT&T common stock as of March 1, 2004.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Dodge & Cox One Sansome Street 35th Floor San Francisco, CA 94104	83,815,221(1)	10.6%
Capital Research and Management Company 333 South Hope Street 55th Floor Los Angeles, CA 90071	82,769,800(2)	10.5%

Footnotes

1.
Based on a Schedule 13G filed January 9, 2004, Dodge & Cox beneficially owned these shares on behalf of clients, that may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Dodge & Cox has sole voting power for 79,040,754 shares, shared voting power for 818,180 shares, sole dispositive power for 83,815,221 shares and no shared dispositive power for any of the shares.

2.
According to an amended Schedule 13G/A filed on February 13, 2004, by Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, Capital Research is deemed to be the beneficial owner, as a result of acting as investment advisor to various companies, and has sole dispositive power with respect to 82,769,800 shares or approximately 10.5% of our outstanding shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC and the NYSE, initial reports of ownership and reports of changes in beneficial ownership of our equity securities.

        To our knowledge, based upon the reports filed and written representations that no other reports were required, during the fiscal year ended December 31, 2003, none of our directors and executive officers failed to file on a timely basis reports required by Section 16(a) with the following exceptions: Betsy J. Bernard, our former President, filed one report containing four late transactions, and Mr. Derr filed a report with respect to one of his quarterly awards of deferred stock units two days late.

RATIFICATION OF THE APPOINTMENT BY THE AUDIT
COMMITTEE OF INDEPENDENT AUDITORS (Proposal 2 on Proxy Card)

        The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP as the independent auditors to examine our financial statements for the year 2004. PricewaterhouseCoopers LLP has audited our financial statements for many years. Our Board recommends that our shareowners vote FOR ratification of the appointment. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, whether by abstention or otherwise, have no impact on the vote.

DIRECTORS' PROPOSAL TO APPROVE
THE AT&T 2004 LONG TERM INCENTIVE PROGRAM
(Proposal 3 on Proxy Card)

        We have provided long term equity compensation under shareowner approved plans since 1984. Our current equity compensation plan, the AT&T 1997 Long Term Incentive Program (the 1997 Plan), provides for the grant of stock options, stock appreciation rights, restricted stock, performance shares and units and other stock-based compensation. The 1997 Plan will expire on May 31, 2004, and as of March 1, 2004, there were approximately 34,192,000 shares remaining available for future grants under the 1997 Plan. However, we intend to issue no more than 1,000,000 shares for stock options and 2,000,000 shares for awards other than stock options prior to the expiration of the 1997 Plan.

        At the 2004 annual meeting, shareowners will be asked to approve the AT&T 2004 Long Term Incentive Program (the 2004 Plan). The 2004 Plan was approved by our Board on March 17, 2004, and will not become effective unless it is approved by our shareowners. Whether or not the 2004 Plan is approved by shareowners, no additional shares can be issued under the 1997 Plan after its expiration on May 31, 2004, although outstanding awards under the 1997 Plan, the AT&T 1987 Long Term Incentive Program (the 1987 Plan) and plans we acquired as a result of past mergers and acquisitions will continue in accordance with their terms. No additional awards can be issued under these acquired plans, but awards granted prior to the mergers and acquisitions remain outstanding. As of March 1, 2004, 117,074,597 stock options and 8,089,688 long term awards other than stock options, remained outstanding under all other prior plans.

        Beginning in 2002, the Compensation and Employee Benefits Committee began assessing our equity compensation strategy. The committee specifically focused on the effectiveness of the current stock option strategy, our yearly share usage for our long term incentive awards as compared to our common stock outstanding (our "run rate"), and the potential dilutive impact of the equity programs, as well as the impact of the depressed stock prices within the telecommunications industry. In 2003, the committee, with the assistance of an independent compensation consultant, identified a number of key components of our equity compensation strategy, including:

  •
  Introducing an equity incentive strategy designed to be effective in recruiting and retaining key talent

  •
  Developing a long term equity compensation component that ties the levels of equity compensation to financial performance

  •
  Providing an equity compensation program that balances operational performance with stock price appreciation

  •
  Reducing the annualized share usage "run rate" and linking long term awards to individual and company performance

  •
  Mitigating the potential long term dilution implications of equity compensation

  •
  Fostering an ownership environment through the implementation of share retention guidelines

        Overall, the committee and management have determined that a new long term incentive strategy comprised of a blend of performance based awards and restricted stock units will provide the most effective alternative to achieve these objectives. The modified strategy will provide a stronger link to our performance compared to 10-year time-vested stock options. The strategy will also lower the potential share usage levels, directly impacting the annual run rate of shares and mitigating the potential long term dilution implications of 10-year stock options. We believe that the proposed 2004 Plan will better enable us to accomplish these goals and provide a closer link to operational performance and total shareowner value, while keeping the levels of compensation competitive with our industry peers.

        The 2004 Plan we are proposing has a number of special terms and limitations that the Board of Directors believes further enhances our pay-for-performance philosophy and ownership culture and that are consistent with the long term interests of shareowners and sound corporate governance practices. These include:

  •
  Migration to an equity strategy with a stronger link to company performance. The 2004 Plan will facilitate our migration from our historical reliance on stock options to the use of other types of equity, including performance based awards or other stock awards linked to employment service such as restricted stock units. However, the plan will continue to allow for the use of stock options should our strategy need to be adjusted with industry practices or future expectations. It is anticipated that within the new strategy, approximately 70% of annual awards to executive officers would be performance based.

  •
  Significant reduction in annual stock usage (or "run rate"). As described above in our new strategy, we will target the annual share usage level to approximately 0.9% of our common shares outstanding. The actual annual run rate is expected to be as low as 0.7% percent or as high as 1.1% percent per year, depending on the achievement of specified performance targets and objectives.

  •
  Elimination of evergreen provision. The 2004 Plan replaces the current 1.75% annual increase in the pool of available shares with a fixed reserve of 36,000,000 shares, or approximately 4.5% of common shares outstanding as of March 1, 2004.

  •
  Minimum vesting provisions. The 2004 Plan generally provides for a minimum three-year vesting schedule on all awards which are not subject to performance based criteria. No more than 4,000,000 shares of non-performance based restricted stock can vest in less than three years.

  •
  Shares terminated under prior plans will not increase plan reserve. Shares subject to awards under other prior plans that are cancelled, forfeited, or expired will not be available for re-grant in the 2004 Plan. This will include approximately 31.2 million shares that were projected to be available for future grants under the 1997 Plan as of March 1, 2004.

  •
  No stock option repricings. The 2004 Plan expressly prohibits the repricing of stock options (other than in connection with certain capital adjustments as described in Section 4(c) of the 2004 Plan) without the approval of shareowners. This provision applies to both direct repricings – lowering the exercise price of an outstanding stock option – and indirect repricings – canceling an outstanding stock option and granting a replacement stock option with a lower exercise price, a replacement grant of restricted stock, or a cash payment for the option.

  •
  No discounted stock options. The 2004 Plan prohibits the use of discounted stock options (except in certain merger or acquisition transactions).

  •
  No reload options or company loans. The 2004 Plan prohibits the use of reload options or company loans to exercise stock options.

  •
  Limit on non-employee director awards. The 2004 Plan incorporates a maximum share value of $150,000 that can be awarded annually to non-employee directors under the 2004 Plan.

  •
  Plan administered by independent committee. The 2004 Plan will be managed by our Compensation and Employee Benefits Committee, which is comprised solely of independent, non-employee directors, and has engaged an independent executive compensation consultant to advise the committee on compensation.

        The 2004 Plan is being submitted for approval by shareowners, as we have done with our AT&T 1984 Long Term Incentive Program, our 1987 Plan and our 1997 Plan, in accordance with the NYSE listing requirements and New York law. The plans acquired in past mergers and acquisitions had generally also been approved by shareowners of the other companies, with two exceptions (see footnote 1 under the "Equity Compensation Plan Information" on page 20). The 2004 Plan is also being submitted, among other reasons, to ensure that certain awards granted under the 2004 Plan may qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

SUMMARY OF THE 2004 PLAN

        The principal features of the 2004 Plan are summarized below. Appendix A to this proxy statement contains a copy of the 2004 Plan as proposed to be adopted. The following summary of the principal features of the 2004 Plan is qualified in its entirety by reference to Appendix A to this proxy statement.

        Plan Administration.    The 2004 Plan shall be administered by our Compensation and Employee Benefits Committee. The members of the committee consist of outside directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act, and as "outside directors" for purposes of section 162(m) of the Internal Revenue Code. The committee may delegate to one or more officers, or an awards committee consisting of one or more of our officers, the power to grant and administer awards under the 2004 Plan to participants who are not executive officers or non-employee directors.

        Shares Subject to the 2004 Plan.    The 2004 Plan authorizes the issuance of up to 36,000,000 shares of our common stock. Any shares issued under the 2004 Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise. Any shares subject to an award under the 2004 Plan that are forfeited or settled for cash, or expire or otherwise are terminated without issuance of such shares, the shares subject to such award shall to the extent of such cash settlement, forfeiture or termination be available for awards under the 2004 Plan. In the event that any option or other award granted under the 2004 Plan is exercised through the delivery of shares or in the event that withholding tax liabilities arising from such option or other award are satisfied by the withholding of shares by us, the number of shares available for awards under the 2004 Plan shall be increased by the number of shares so surrendered or withheld. In addition, substitute awards shall not reduce the shares available for grant under the 2004 Plan or to a participant in any calendar year.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares, such adjustments and other substitutions shall be made to the 2004 Plan and to awards as the committee in its sole discretion deems equitable or appropriate and the number of shares subject to any award shall always be a whole number.

        Individual Award Limits.    Under the 2004 Plan, commencing with calendar year 2004, (i) no participant may be granted in any 12-month period an aggregate amount of stock options and/or stock appreciation rights with respect to more than two and one-half million shares, and (ii) no participant may be granted in any 12-month period an aggregate amount of restricted stock, performance awards or other stock unit awards, with respect to more than one and one-half million shares (or cash amounts based on the value of more than one and one-half million shares); except that an external hire may be granted up to an aggregate amount of performance awards or other stock unit awards with respect to no more than two and one-half million shares (or cash amounts based on the value of no more than two and one-half million shares).

        Eligibility.    Any employee or non-employee director shall be eligible to be selected as a participant, provided, however, no non-employee director shall receive awards with an aggregate fair market value in excess of $150,000 in any calendar year. Incentive stock options may be granted only to employees of AT&T or its subsidiaries. As of December 31, 2003, there were approximately 61,600 employees eligible for grants under the 2004 Plan. The committee, in its discretion, selects the employees to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

        Awards.    The 2004 Plan provides for the grant of stock options, (including incentive stock options that qualify under Section 422 of the Internal Revenue Code and non-statutory options), stock appreciation rights, restricted stock awards, performance awards, other stock unit awards, as such terms are defined in the 2004 Plan.

        Stock Options.    Stock options may be granted under the 2004 Plan to participants either alone or in addition to other awards granted under the 2004 Plan and may be an incentive stock option or a non-qualified stock option grant. Any option granted under the 2004 Plan shall be evidenced by an award agreement in such form as the committee may from time to time approve. Any such stock option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the 2004 Plan, as the committee shall deem desirable:

        The purchase price per share under a stock option shall be determined by the committee in its sole discretion; however, such purchase price shall not be less than the fair market value of the share on the date of the grant of the stock option. Substitute awards or awards granted in connection with an adjustment provided for in Section 4(c) of the 2004 Plan shall have a purchase price per share that is intended to preserve the economic value of the award which was replaced or adjusted.

        The term of each option shall be fixed by the committee in its sole discretion; however no stock option shall be exercisable after the expiration of ten years from the date the stock option is granted. Stock options shall be exercisable at such time or times as determined by the committee at or subsequent to grant, provided that no stock option will vest in full prior to three years from the grant date.

        Subject to the other provisions of the 2004 Plan, any stock option may be exercised by the participant in whole or in part at such time or times, and the participant may make payment of the stock option price in such form or forms, including, without limitation, payment by delivery of cash, shares or other consideration (including, where permitted by law and the committee, awards) having a fair market value on the exercise date equal to the total stock option price, or by any combination of cash, shares and other consideration as the committee may specify in the applicable award agreement. In its sole discretion, the committee may provide, at the time of grant, that the shares to be issued upon an option's exercise shall be in the form of restricted stock or other similar securities, or may reserve the right so to provide after the time of grant.

        Stock Appreciation Rights.    Stock appreciation rights may be granted under the 2004 Plan to participants either alone or in addition to other awards granted under the 2004 Plan and may, but need not, relate to a specific stock option. In the case of any stock appreciation right related to any stock option, the stock appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a stock appreciation right granted with respect to less than the full number of shares covered by a related stock option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares not covered by the stock appreciation right. Any stock option related to any stock appreciation right shall no longer be exercisable to the extent the related stock appreciation right has been exercised. The committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it shall deem appropriate, provided that no stock appreciation right shall have a term that is longer than ten years or an exercise price below the fair market value of the stock on the date of grant.

        Restricted Stock.    A restricted stock award shall be subject to restrictions imposed by the committee during a period of time specified by the committee (the restriction period). Restricted stock awards may be issued under the 2004 Plan to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2004 Plan. The provisions of restricted stock awards need not be the same with respect to each recipient.

        The minimum restriction period applicable to any restricted stock award that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award shall be three years from the date of grant. A restriction period of less than three years may be approved under the 2004 Plan for such awards with respect to up to four million shares. Except as otherwise determined by the committee at the time of grant or thereafter, upon termination of employment for any reason during the restriction period, all shares of restricted stock still subject to forfeiture shall be forfeited by the participant and reacquired by us.

        Performance Awards.    Performance awards (e.g., performance shares, long term cash awards) may be issued under the 2004 Plan to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2004 Plan. The performance criteria to be achieved during any performance period and the length of the performance period shall be determined by the committee upon the grant of each performance award. Except as provided in the 2004 Plan, performance awards will be distributed only after the end of the relevant performance period. Performance awards may be paid in cash, shares, other property or any combination thereof, in the sole discretion of the committee at the time of payment. The performance levels to be achieved for each performance period and the amount of the award to be distributed shall be conclusively determined by the committee. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the committee, on a deferred basis.

        Other Stock Unit Awards.    Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property may be granted under the 2004 Plan to participants, either alone or in addition to other awards granted under the 2004 Plan. The other stock unit awards may be paid in shares, cash or any other form of property as the committee shall determine. Subject to the provisions of the 2004 Plan, the committee shall have sole and complete authority to determine the employees and non-employee directors to whom and the time or times at which such awards shall be made, the number of shares to be granted pursuant to such awards, and all other conditions of the awards. However, no such award, the vesting of which is conditioned only on the passage of time, will have a minimum of three years for full vesting.

        Change in Control.    Notwithstanding any other provision of the 2004 Plan to the contrary, unless the committee shall determine otherwise at the time of grant with respect to a particular award, in the event of a change in control (as defined in Section 2(e) of the 2004 Plan), as of the date such change in control is determined to have occurred.

        (a)   any stock options and stock appreciation rights outstanding as of the date such change in control is determined to have occurred which are not then exercisable and vested shall become fully exercisable and vested;

        (b)   any stock options and stock appreciation rights outstanding which are then vested and exercisable, including newly vested options and stock appreciation rights as a result of (a) above, shall remain exercisable as provided in the award agreement;

        (c)   the restrictions and deferral limitations applicable to any restricted stock shall lapse, and such restricted stock shall become free of all restrictions and limitations and become fully vested and transferable;

        (d)   all performance awards shall be considered to be prorated, and any deferral or other restriction shall lapse and such performance awards shall be immediately settled or distributed in accordance with policies established by the committee; and

        (e)   the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards shall lapse, and such other stock unit awards or such other award shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the award not previously forfeited or vested.

        Section 162(m) Awards.    Notwithstanding any other provision of the 2004 Plan, if the committee determines at the time restricted stock, a performance award or an other stock unit award is granted to a participant, who is then an officer or director level employee, that such participant is, or may be as of the end of the tax year in which we would claim a tax deduction in connection with such award, a "covered employee", then the committee may provide performance based awards under Section 162(m) of the Internal Revenue Code.

        Awards to our chief executive officer and four other most highly compensated executives shall be subject to the achievement of one or more objective performance goals established by the committee, which shall be based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareowner return, or cost control, of AT&T or the division or a business unit within which the participant is primarily employed. Such performance goals also may be based upon the achievement of specified levels of our performance (or performance of an applicable division or business unit) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code, or any successor provision, and applicable regulations. The committee may adjust downwards, but not upwards, the amount payable pursuant to such award, and the committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

        Effective Date of the Plan.    The 2004 Plan shall be effective as of the date the shareowners approve the Plan in 2004.

        Term of the Plan.    No award shall be granted pursuant to the 2004 Plan after May 31, 2009, but any award granted on or prior to May 31, 2009, under the 2004 Plan may extend beyond that date.

        New Plan Benefits.    Because benefits under the 2004 Plan will depend on the committee's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2004 Plan is approved by the shareowners.

        Federal Income Taxes.    ISOs. Incentive Stock Options (ISOs) granted under the 2004 Plan will be subject to the applicable provisions of the Internal Revenue Code, including Section 422. If shares of common stock are issued to an optionee upon the exercise of an ISO, and if no disqualifying disposition of such shares is made by the optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted (whichever is later), then:

  •
  no income will be recognized by the optionee at the time of the grant of the ISO,

  •
  no income, for regular income tax purposes, will be recognized by the optionee at the date of exercise,

  •
  upon sale of the shares of common stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a capital gain (at varying rates depending upon the optionee's holding period in the shares and income level) and any loss sustained will be a capital loss and

  •
  we will not be allowed any deduction for federal income tax purposes.

        However, the excess of the fair market value of the shares received upon exercise of the ISO over the option price for such shares will generally constitute an item of adjustment in computing the optionee's alternative minimum taxable income for the year of exercise. Thus, certain optionees may increase their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Internal Revenue Code.

        If a disqualifying disposition of shares acquired by exercise of an ISO is made, the optionee will recognize taxable ordinary income at that time in an amount equal to the lesser of (i) the excess of the fair market value of the shares purchased at the time of exercise over the option price or (ii) the excess of the amount realized on disposition over the option price, and we will be entitled to a federal income tax deduction equal to such amount at that time. The amount of any gain in excess of the amount taxable as ordinary income will be taxable as capital gain at that time to the holder (at varying rates depending upon such holder's holding period in the shares and income level), for which we will not be entitled to a federal tax deduction.

        Non-ISOs.    An optionee will not be taxed at the time a non-ISO is granted. In general, an employee exercising a non-ISO will recognize ordinary income equal to the excess of the fair market value on the exercise date of the stock purchased over the option price. Upon subsequent disposition of the stock purchased, the difference between the amount realized and the fair market value of the stock on the exercise date will constitute capital gain or loss. We will not recognize income, gain or loss upon the granting of a non-ISO. Upon the exercise of such an option, we are entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

        Stock Appreciation Rights.    An employee will not be taxed at the time a stock appreciation right is granted. Upon exercise of a stock appreciation right, the optionee will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received on the exercise date (or, if an optionee exercising a stock appreciation right for shares of common stock is subject to certain restrictions, upon lapse of those restrictions, unless the optionee makes a special tax election under Section 83(b) of the Internal Revenue Code to have the income recognized at the time of transfer). We generally will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary income.

        Restricted Stock.    In general, a participant who has received restricted stock, and who has not made an election under Section 83(b) of the Internal Revenue Code to be taxed upon receipt, will include in gross income as compensation income an amount equal to the fair market value of the restricted stock at the earlier of the first time the rights of the employee are transferable or the restrictions lapse. We are entitled to a deduction at the time that the employee is required to recognize income, subject to the limitations set forth below.

        Performance Awards and Other Stock Unit Awards.    A participant who is awarded performance awards and other stock unit awards will not recognize income and we will not be allowed a deduction at the time the award is made. When a participant receives payment for performance awards and other stock unit awards in shares of common stock or cash, the fair market value of the shares or the amount of the cash received will be ordinary income to the participant and we will be allowed a deduction for federal income tax purposes. However, if any shares of common stock used to pay out earned performance awards and other stock unit awards are non-transferable and there is a substantial risk that such shares will be forfeited (for example, because the committee conditions those shares on the performance of future services), the taxable event is deferred until either the risk of forfeiture or the restriction on transferability lapses. In this case, the participant may be able to make an election under Section 83(b) of the Internal Revenue Code to be taxed upon receipt. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant.

        Omnibus Budget Reconciliation Act of 1993 (OBRA).    Under OBRA, our allowable federal income tax deduction for compensation paid with respect to our chief executive officer and our four other most highly compensated executive officers serving as such at the end of our fiscal year is limited to no more than $1,000,000 per year per individual. This limitation on deductibility is subject to certain exemptions, including an exemption relating to performance based compensation that is payable:

  •
  solely on account of the achievement of one or more performance goals established by a compensation committee consisting exclusively of two or more outside directors,

  •
  under a plan the material terms of which are approved by the shareowners before payment is made, and

  •
  solely upon certification by the compensation committee that the performance goals and other material conditions precedent to the payment have been satisfied.

        The 2004 Plan is structured so that compensation paid to the individual is intended to qualify for this performance based exception to the extent practicable to do so. The 2004 Plan provides that each year the committee will determine the individual whose compensation may be subject to the limitation, and a performance goal or goals that we will need to attain in order to permit awards to be granted to these employees. The committee has discretion to eliminate, or reduce the size of, those awards, based on factors it deems appropriate. An employee not designated as being subject to OBRA prior to the beginning of the year for which performance awards are granted may thereafter become covered during the period of the grant, in which case we may not be able to deduct all or a portion of the compensation payable to that individual with respect to awards granted to that employee.

        The committee may also grant awards under the 2004 Plan that are not based on the performance criteria specified above, in which case the compensation paid under such awards to the employee may not be deductible.

        The foregoing is only a summary of the effect of U.S. federal income taxation upon recipients of awards and AT&T with respect to the grant and exercise of awards under the 2004 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable.

Vote Required and Recommendation of Board of Directors.

        The affirmative vote of a majority of the votes cast is required to approve the 2004 Plan, provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast on the proposal.

        Your Board of Directors recommends a vote FOR approval of the AT&T 2004 Long Term Incentive Program

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information as of December 31, 2003, relating to equity compensation plans. The table does not include the additional shares that would be issuable pursuant to the proposed AT&T 2004 Long Term Incentive Program that is the subject of proposal 3 of this proxy statement.

		Shares in thousands
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by shareowners	113,950	$35.9361	19,487
Equity compensation plans not approved by shareowners(1)	0	$0	0
Total	113,950	$35.9361	19,487

Footnotes

1.
With respect to equity compensation plans that we have assumed in connection with mergers, acquisitions or consolidations, the aggregate number of shares of our common stock to be issued upon exercise of outstanding options, warrants and rights outstanding under such plans on December 31, 2003, was 4,510,154 shares and the weighted average exercise price of such outstanding options, warrants and rights was $37.2780, as adjusted for the November 18, 2002, spin-off of AT&T Broadband and our one-for-five reverse stock split. These shares were granted under plans administered by the companies acquired by us and upon acquisition no longer provided shares for future grants. Each of these acquired plans was approved by shareowners of companies acquired by us except for the US WEST Media Group 1997 Stock Option Plan and the MediaOne Group 1999 Supplemental Stock Plan.

2.
AT&T's 1997 Long Term Incentive Program (as amended, the 1997 Plan) originally provided for the issuance of 150 million shares of our common stock. In 1999 the 1997 Plan was amended to provide for an annual increase in the number of shares available for awards under the 1997 Plan equal to 1.75% of the number of shares of our common stock outstanding on the first day of each year commencing January 1, 2000. Pursuant to this provision, an additional 13,703,158 shares of our common stock became available for awards on January 1, 2003. The 1997 Plan limits the number of shares which may be used for awards other than stock options or stock appreciation rights. As of December 31, 2003, 2.1 million shares remained available. The 1997 Plan, which expires May 31, 2004, is currently the only equity compensation plan under which AT&T grants awards relating to its equity securities. Effective with the November 18, 2002, spin-off of AT&T Broadband, any grants held under the 1997 Plan by an active AT&T Broadband employee were cancelled effective with the spin-off. Any grants held under the 1997 Plan by an active AT&T employee were adjusted in accordance with footnote 6 as described in the Summary Compensation Table. All other grants held under the 1997 Plan that were outstanding on November 18, 2002, were adjusted into stock options exercisable for our common shares and Comcast common shares effective with the November 18, 2002, spin-off of AT&T Broadband and our one-for-five reverse stock split, whereby the aggregate fair market value of the original award immediately prior to the spin-off of AT&T Broadband was maintained.

SHAREOWNER PROPOSALS

        We receive many suggestions from our shareowners, some as formal shareowner proposals. All are given careful consideration and are adopted, if appropriate.

        Proponents of four shareowner proposals have stated that they intend to present the following proposals at the annual meeting. Information on the share ownership of the proponents is available by writing to: Manager – Proxy, AT&T Corp., Room 3A134, One AT&T Way, Bedminster, New Jersey 07921-0752. The proposals and supporting statements are quoted below. The Board has concluded it cannot support these proposals for the reasons given.

Shareowner Proposal (Proposal 4 on Proxy Card)

        Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave., NW, Suite 215, Washington, DC 20037, has resubmitted the following proposal:

"RESOLVED: "That the stockholders of A.T.T. recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."

"REASONS: The President of the U.S.A. has a term limit, so do Governors of many states."

"Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders."

"No director should be able to feel that his or her directorship is until retirement."

"Last year the owners of 40,580,997 shares, representing approximately 7.7% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

        Your directors recommend a vote against the above proposal.    At AT&T's 2003 Annual Meeting of Shareowners, this proposal was defeated by more than 92% of the votes cast. The Board believes we obtain significant benefits from having directors who, over a period of continuous service, achieve a broad range of industry experience and familiarity with our strategic business goals and objectives and with our domestic and international business operations. The Governance and Nominating Committee, comprised only of independent non-employee directors, develops a proposed slate of nominees that the Board must approve annually to be voted on by all of our shareowners. In identifying and recommending director nominees, the committee considers the merits of its candidates and their contribution to the Board. Each director is subject to re-election by the shareowners annually. Imposing an arbitrary maximum of six years' service for future independent non-employee directors would deprive us of experienced oversight and promote excessive turnover of Board members. The Board believes that the accelerated turnover of directors that would result from the imposition of term limits, as set forth in the proposal, would be disruptive and could significantly diminish our ability to attract the most qualified candidates for Board service. Therefore, your directors recommend that shareowners vote AGAINST this proposal.

Shareowner Proposal (Proposal 5 on Proxy Card)

Mr. William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, has submitted the following proposal:

"RESOLVED: Shareholders request that our Directors increase shareholder voting rights and submit the adoption, maintenance or extension of any poison pill to a shareholder vote. Also once this proposal is adopted, dilution or removal of this proposal is requested to be submitted to a shareholder vote at the earliest possible shareholder election. Directors have discretion to set the earliest election date and in responding to shareholder votes.

"This topic won an overall 60% yes-vote at 79 companies in 2003. I believe majority shareholder votes are a strong signal of shareholder concern on this topic. I do not see how our Directors could object to this proposal because it gives our Directors the flexibility to ignore our shareholder vote if our Directors seriously believe they have a good reason.

"William Steiner, 112 Abbottsford Gate, Piermont NY 10968 submitted this proposal.

  Poison Pill Negative

"The key negative of poison pills is that pills can preserve management deadwood.

        Source: Moringstar.com

  The Potential of a Tender Offer Can Motivate Our Directors

"Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could sell the company out from under its present management.

        Source: Wall Street Journal, Feb. 24, 2003

  Diluted Stock

"An anti-democratic management scheme to flood the market with diluted stock is not a reason that a tender offer for our stock should fail.

        Source: The Motley Fool

  Like a Dictator

"Poison pills are like a dictator who says, "Give up more of your freedom and I'll take care of you.

"Ultimately if you perform well you remain independent, because your stock price stays up."

        T. J. Dermot Dunphy, CEO of Sealed Air (NYSE) for 25 years

"I believe our Directors could make a token response to this proposal – hoping to gain points in the new corporate governance rating systems. A reversible response, which could still allow our directors to give us a poison pill with not even a subsequent vote, would not substitute for this proposal.

  Council of Institutional Investors Recommendation

"The Council of Institutional Investors www.cii.org, whose members have $2 trillion invested, called for shareholder approval of poison pills.

  Director Confidence in Our Management

"I believe that, by our Directors taking the steps to adopt this proposal, our Directors will signal their confidence that our management will be the best management to maintain shareholder value. I believe adoption would be an expression of our Directors' confidence that our stock will not become an undervalued takeover target.

Shareholder Input on a Poison Pill
Yes on 5"

        Your directors recommend a vote against the above proposal.    The Board believes the action requested in this proposal is unwise and ill-advised since it would limit the flexibility of the Board to act in the best interests of our shareowners. It is important to note that we have not adopted a shareowner rights plan (sometimes called a "poison pill") and have no intention of adopting one at this time. However, special circumstances could arise in the future that would make such a plan an important tool for protecting the interests of our shareowners from abusive and unfair takeover tactics and for maximizing shareowner value. The delay caused by requiring shareowner approval for the adoption of a rights plan would seriously impede the ability of our Board to use such a plan to benefit shareowners when conditions warrant.

        The purpose of a shareowner rights plan is to help the Board maximize shareowner value in the event of a takeover attempt by encouraging negotiations with the Board and by providing the Board with a greater period of time to evaluate the acquisition offer or to explore other alternatives. A study of takeover data from 1992 through 1996 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, determined that the presence of a rights plan neither increased the likelihood of defeat of an unsolicited takeover proposal nor reduced the likelihood of a company becoming a takeover target, but that premiums paid to acquire target companies with shareowner rights plans were on average eight percentage points higher than for target companies that did not have such plans.

        In recommending a vote against this proposal, the Board has not determined that a rights plan should be adopted by the Company. In the event that special circumstances warrant the adoption of a rights plan, the determination to adopt such a plan would be made only after consideration of all the relevant circumstances and careful deliberation by the Board while exercising its fiduciary duties. The recommendation against the proposal is based on the Board's belief that it would be inappropriate and unwise to limit the scope of the Board's extensive experience, business judgment and flexibility to act in the best interests of shareowners. Therefore, your directors recommend that shareowners vote AGAINST this proposal.

Shareowner Proposal (Proposal 6 on Proxy Card)

The AFL-CIO Reserve Fund, 815 Sixteenth Street, NW, Washington, DC 20006, has submitted the following proposal:

"RESOLVED: The shareholders of AT&T Corp. (the "Company") urge the Board of Directors to amend the bylaws to require that an independent director who has not served as an executive officer of the Company shall serve as Chair of the Board of Directors.

"SUPPORTING STATEMENT

"The primary purpose of the Board of Directors is to protect shareholders' interests by providing independent oversight of management, including the CEO. We believe that separating the roles of Chair and CEO will promote greater management accountability to shareholders and lead to a more objective evaluation of the CEO. In our opinion, an independent Board Chair will enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

"Recent corporate scandals have focused attention on the issue of board independence and the need for an independent board chairman. According to the Wall Street Journal, "in a post-Enron world of tougher corporate-governance standards, the notion of a separate outside chairman is gaining boardroom support as a way to improve monitoring of management and relieve overworked CEOs" (Splitting Posts of Chairman, CEO Catches on With Boards,November 11, 2002).

"The National Association of Corporate Directors has recommended that "Boards should consider formally designating an independent director as chairman or lead director." The Conference Board Commission on Public Trust and Private Enterprise has recommended that "each corporation give careful consideration, based on its particular circumstances, to separating the offices of the Chairman and Chief Executive Officer."

"At present, our Company's Bylaws require that the Chair of the Board shall be the CEO of the Company. We believe this bylaw requirement unnecessarily restricts the independent leadership of the Board of Directors, and contradicts recent corporate governance trends. According to the Investor Responsibility Research Center, "thirty percent of S&P 1,500 companies now have a CEO who does not simultaneously serve as the company chair, up from 26 percent in 2001."

"By setting agendas, priorities and procedures, the position of Board Chair is critical in shaping the work of the Board of Directors. Accordingly, we believe that having an independent director serve as Board Chair can help ensure the objective functioning of an effective board. Conversely, we fear that combining the positions of Board Chair and CEO may result in a passive and uninvolved board that rubber-stamps the CEO's own decisions.

"For these reasons, we urge a vote FOR this resolution."

        Your directors recommend a vote against the above proposal.    The Board believes that the proposal is not in the best interests of our company or our shareowners. The Board believes that the positions of Chairman of the Board and Chief Executive Officer (CEO) may appropriately be held by the same person to act as a bridge between the Board and our operating organization and to provide critical leadership for strategic initiatives.

        The Board endorses the view that one of its primary functions is to protect shareowners' interests by providing independent oversight of management. The Board believes independence and oversight are best accomplished through the composition of the Board. Our Board is composed of nine independent non-management directors among its ten members, and has mandated in its Corporate Governance Guidelines that 75 percent of its members be independent. In addition, all members of the Audit Committee, Compensation and Employee Benefits Committee and Governance and Nominating Committee are independent, as required by the charters for each of those committees. Accordingly, the Board does not believe that separating the positions of Chairman of the Board and CEO is necessary to achieve effective independence and oversight.

        A principal role of the Chairman of the Board is to propose the general agenda for Board meetings from among the many issues facing the Company on a day-to-day basis. As a result, the CEO is in the best position to develop this agenda. Although the agenda provides a framework for discussion, it does not limit consideration of other matters by the Board. In addition, our Board agendas often include matters suggested by our independent directors, who are encouraged to suggest matters for inclusion on the Board agenda by our Corporate Governance Guidelines. Furthermore, our Corporate Governance Guidelines provide that independent directors have full and free access to any officer or other employee of our Company with whom they wish to communicate.

        Our corporate governance structure, with its strong emphasis on independence, makes it unnecessary to have an absolute requirement that the Chairman of the Board be an independent director. Adopting such a rule would only limit the Board's ability to select the director best suited to serve as Chairman of the Board and would deprive the Board of its flexibility to organize and conduct its strategic business functions effectively. In addition, amending our By-laws to restrict the Board's discretion in this matter could deprive the Board of the freedom and flexibility to select the most qualified and appropriate individual to lead the Board as Chairman. Therefore, your directors recommend that shareowners vote AGAINST this proposal.

Shareowner Proposal (Proposal 7 on Proxy Card)

CWA Joe Beirne Foundation, 501 Third Street, NW, Washington, DC 20001-2797, has submitted the following proposal:

"Resolved: the stockholders request:

"(1) a special review of AT&T's executive compensation policies to determine whether they create an undue incentive to export jobs, restructure operations or make other decisions that may prove to be short-sighted, by linking the compensation of senior executives to measures of performance that are based on corporate income or earnings; and

"(2) a report to the stockholders that summarizes the scope of the review and any action recommended.

"Supporting Statement

"AT&T uses "operational net earnings" and "earnings before interest and taxes" as factors in determining annual incentive pay. It also uses "three-year cumulative earnings per share" as a factor in awarding certain long-term incentives. I believe these criteria may create undue incentives for executives to make short-sighted decisions that may boost short-term earnings, but have long-term consequences that may be detrimental to the Company and its shareholders.

"One example of the need to review compensation policies is the growing tendency of American corporations to export jobs, either directly or through third party vendors, "to get cheaper employees an ocean away" (USA Today, 8/5/2003). AT&T is part of this trend because it uses third party vendors in other nations to help it provide a significant and increasing percentage of its long-distance services for customers in the United States.

"Time has reported that some managers of American companies "believe they can cut their overall costs 25% to 40%" merely "by taking advantage of lower wages overseas" (8/4/2003). This difference in wage rates has created a temptation for executives to export jobs, whether or not it makes sense in the long run.

"At AT&T, I believe the temptation to export jobs and make other short-sighted decisions is exacerbated by criteria that it uses to determine bonus awards and incentive pay. These criteria give senior executives a personal incentive to boost earnings within one to three year performance periods to maximize their own pay. Consequently, they may be rewarded for making decisions that boost earnings in the short run, before it becomes apparent that the long-term consequences are detrimental.

"Reuters reported that "outsourcing could do more harm than good" (10/31/2003). The report cited on survey in which "66 percent of companies... were disappointed with their outsourcing contracts." It added that "only 39 percent of the companies [in the survey] would renew contracts with their existing outsourcing suppliers, and 15 percent planned to bring services back in-house."

"Reuters also reported the view of a consultant that "only 40 percent of the outsourcing projects are successful." It added, "pitfalls include security hazards, cultural differences, and logistics nightmares."

"Business Week identified similar concerns (2/3/2003). It reported that "many companies [have] ended up repatriating... work because they felt they were losing control of core businesses or found them too hard to coordinate."

"I believe compensation decisions should look beyond income and earnings to consider both the quality of earnings and the quality of executive decision-making. The proposed actions would be a step in that direction."

        Your directors recommend a vote against the above proposal.    Our Compensation and Employee Benefits Committee is committed to establish fair and equitable compensation policies and make decisions that are in the best interests of AT&T and its shareowners. The committee cannot support a proposal that would arbitrarily and unnecessarily consume the Company's resources and prove to be less than useful to shareowners.

        We are sensitive to certain global competitive, geographic and marketplace factors in determining appropriate executive incentive programs and policies. The Compensation and Employee Benefits Committee, composed entirely of independent non-management directors, has the sole responsibility to annually review, approve and administer all executive compensation arrangements that are designed to be competitive with the relevant group of organizations with which we compete in the global marketplace. Our executive compensation program consists of three key components: 1) an annual base salary; 2) an annual incentive component based on our key financial and operational results; and 3) long term incentives, including stock options, long term performance incentive awards and restricted stock or restricted stock units, that provide a mechanism to reward executive officers for maximizing long term shareowner value. Further detail on these key components and our compensation philosophy statement can be found on pages 29 through 32 of this proxy statement.

        We describe our executive compensation policies, programs and practices in this proxy statement. The Board believes that the report sought by the proponent would not provide any additional meaningful information to shareowners and would not accomplish the objectives set forth in the proposal. Therefore, your directors recommend that shareowners vote AGAINST this proposal.

NEW EXECUTIVE COMPENSATION POLICY ADOPTED

        On February 23, 2004, the Compensation and Employee Benefits Committee of our Board of Directors formally adopted a policy that any future awards of performance based compensation to our executive officers will exclude from any measure of our earnings any non-cash pension credits that result from projected returns on employee pension fund assets. We are joining many other companies which are adopting similar compensation policies, which our Board believes comport with evolving best practices for executive compensation. In recognition of our formal adoption of this policy, Domini Social Investments LLC and Jane Banfield, a representative of AT&T Concerned Employees, agreed to withdraw a shareowner proposal on this subject which they had submitted for inclusion in our proxy statement.

ADVANCE NOTICE PROCEDURES; NOMINATION OF DIRECTORS

        Under our By-Laws, no nominations of individuals for election as directors or other business may be brought before our annual meeting except as specified in the notice of the meeting (which notice includes shareowner proposals that we are required to set forth in our proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a shareowner entitled to vote who has delivered written notice to us (containing certain information specified in the By-Laws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate and apart from and in addition to the SEC's requirements that a shareowner must meet to have a shareowner proposal included in our proxy statement under SEC Rule 14a-8.

        A copy of the full text of the By-Law provisions discussed above may be obtained by writing to our Office of the Corporate Secretary. Our By-Laws are also available on the AT&T Investor Relations Website at www.att.com/ir.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

        In addition, there will be an address by our Chairman of the Board and Chief Executive Officer and a general discussion period during which shareowners will have an opportunity to ask questions about our business. In the event that any matter not described herein may properly come before the meeting, or any adjournment or postponement of the meeting, the Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this document went to press, we knew of no other matters that might be presented for shareowner action at our AT&T 2004 Annual Meeting of Shareowners.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS

        The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003, with the Company's management. The Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

        The Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

        Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                      Submitted by:

                      Jon C. Madonna (Chairman)
                      William F. Aldinger
                      M. Kathryn Eickhoff
                      Frank C. Herringer
                      Donald F. McHenry

OUR INDEPENDENT PUBLIC ACCOUNTANTS

PRINCIPAL AUDITOR FEES AND SERVICES ($ IN 000'S)

        Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2003, and 2002, were:

	2003	2002
Audit	$12,737	$16,754
Audit Related	2,732	8,746
Tax	13,855	18,634
All Other	374	14,952

Total	$29,698	$59,086

        The Audit fees for the years ended December 31, 2003, and 2002, were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, issuance of comfort letters, consents and assistance with review of documents filed with the SEC.

        The Audit Related fees for the year ended December 31, 2003, were for professional services rendered for Sarbanes-Oxley 404 readiness assistance and audits of employee benefit plans. Fees in this category for the year ended December 31, 2002, were mainly for assurance services related to employee benefit plan audits, internal control reviews, and consultations concerning financial accounting and reporting standards. Additional fees of $909 and $850, respectively, were paid directly by the respective plan trusts for employee benefit plan audits and related services.

        Tax fees for the years ended December 31, 2003, and 2002, were for services related to: tax compliance, including the preparation of domestic and foreign income and non-income tax returns, assistance with claims for refunds and tax services performed for executives and expatriates in various countries. Fees for the year ended December 31, 2003, also included tax planning and tax advice related to the restructuring of international operations while fees for the year ended December 31, 2002, included tax planning and tax advice related to mergers, acquisitions and dispositions.

        All Other fees were primarily for services rendered for management advisory services.

        The de minimis exception (described under "Preapproval Policies and Procedures" on page 28) was not used for any fees paid to PricewaterhouseCoopers LLP.

        The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        All audit fees, audit related fees, tax fees and all other fees were preapproved by the Audit Committee. The percentage of hours expended on PricewaterhouseCoopers LLP's engagement to audit the Company's financial statements that were performed by other than PricewaterhouseCoopers LLP's full-time, permanent employees did not exceed 50%.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2004 annual meeting, will have an opportunity to make a statement and are expected to be available to answer questions.

PREAPPROVAL POLICIES AND PROCEDURES

        All audit and non-audit services provided by PricewaterhouseCoopers LLP must be preapproved by the Audit Committee. The non-audit services specified in Section 10A(g) of the Securities Exchange Act of 1934 may not be provided by PricewaterhouseCoopers LLP.

        The approval of all audit and non-audit services will take place at the last Audit Committee meeting each year for the subsequent fiscal year estimated services. During the course of the fiscal year, any requests for unforeseen or additional audit or non-audit services to be provided by PricewaterhouseCoopers LLP must be preapproved by the Audit Committee, except for those qualifying for the de minimis exception which provides that the preapproval requirement for certain non-audit services may be waived if:

            (i)  the aggregate amount of such non-audit services provided to AT&T constitutes not more than 5% of the total fees paid by AT&T to PricewaterhouseCoopers LLP in the fiscal year such non-audit services are provided;

            (ii)  such services were not recognized by AT&T as non-audit services at the time they were provided; and

           (iii)  such services are promptly brought to the attention of the Audit Committee.

        The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant preapprovals. In such event, the decisions of the Chairman regarding preapprovals will be presented to the full Audit Committee at its next meeting.

        In order to be presented to the Chairman of the Audit Committee or the full Audit Committee for approval, all unforeseen or additional proposed services must first be approved by the Controller/Chief Accounting Officer (if for a corporate department) or Business Unit Chief Financial Officer, and by the AT&T Chief Financial Officer.

        PricewaterhouseCoopers LLP will provide a revised estimate for the year, by project, of audit and non-audit services to the Financial Vice President-Internal Audit prior to each regularly scheduled Audit Committee meeting.

        PricewaterhouseCoopers LLP will review its revised services estimate at each Audit Committee meeting. The Audit Committee will periodically review such estimate with the full Board of Directors.

        Audit Committee approval of audit and non-audit services to be performed by PricewaterhouseCoopers LLP shall be disclosed to investors in periodic reports required by the SEC.

AT&T COMMON STOCK
FIVE-YEAR PERFORMANCE COMPARISON

        The graph below provides an indicator of cumulative total shareowner returns for AT&T common stock compared with the S&P 500 Stock Index (S&P 500) and the S&P Composite 1500 Diversified Telecommunications Services Index (Diversified Telecom Services), formerly named the S&P Super-Composite Diversified Telecom Service Index.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
AT&T common stock	100	102	35	48	35	29
S&P 500	100	121	110	97	76	97
Diversified Telecom Services	100	109	67	58	39	38

Explanation

        The graph assumes $100 invested on December 31, 1998, in AT&T common stock, the S&P 500 and Diversified Telecom Services with the reinvestment of all dividends, including our distribution to shareowners of AT&T Wireless Services, Inc. (AWS) common stock on July 9, 2001, and Comcast Corporation (Comcast) Class A common stock on November 18, 2002(1). For the purpose of this chart, the AWS and Comcast distributions are treated as nontaxable cash dividends that would have been converted into additional AT&T shares at the close of business for AWS on July 9, 2001, and at the close of business for Comcast on November 18, 2002. The number of shares of AT&T common stock outstanding and per share data have been adjusted to reflect the three-for-two stock split effective on April 15, 1999, and the one-for-five reverse stock split effective on November 18, 2002.

Footnote

1.
Data Source: S&P Compustat

EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation and Employee Benefits Committee (the Committee) establishes, approves and administers executive compensation policies and practices that govern the compensation paid to all AT&T officers and executives, and approves the compensation of executives who are subject to Section 16 of the Securities Exchange Act of 1934, other than the Chief Executive Officer, whose compensation is approved by the Board based upon recommendations of the Committee. (In 2003, the Board also approved the compensation of the named executives in the Summary Compensation Table.) The Committee regularly reports to the Board and is comprised of five independent non-employee directors. During 2003, Kenneth T. Derr chaired the Committee and the other

Committee members were William F. Aldinger, who replaced Amos B. Hostetter, Jr. in July, Frank C. Herringer, Shirley Ann Jackson and Tony L. White. The following sets forth the Committee's policies regarding executive compensation during 2003.

Compensation Philosophy and Objectives

        AT&T operates in a very competitive, dynamic and challenging industry. We believe that the compensation programs for executives should be designed to attract and retain executives who possess the high-quality skills and talent necessary to transform the business. This compensation philosophy seeks to provide a strong link between an executive's total earnings opportunity and the company's short term and long term performance based on the achievement of pre-determined financial targets and operational goals relative to our competitors, as well as to an individual's contributions. The core principles underlying the framework for the programs are:

        –    Total compensation opportunities must be competitive — the value will be based on comparable companies' pay opportunities and will be targeted at levels that will attract, motivate and retain a highly skilled work force and enable AT&T to compete with other premier employers for the best talent.

        –    Pay must be performance based — a significant part of each executive's compensation is directly linked to accomplishing specific results that will create shareowner value in the short and long term.

        –    A significant portion of the total compensation opportunity should be equity-based — We believe that an equity stake effectively aligns employee and shareowner interests and provides proper motivation for enhancing shareowner value.

        In 2003, we worked with an independent outside consultant to conduct a comprehensive review of AT&T's compensation philosophy and programs. We engaged the consultant to act as our advisor and report directly to us during the review process.

        One outcome of the review was a reaffirmation of the core principles described above, with certain refinements. These refinements strengthened and clarified the link between the competitive position of AT&T's compensation program and the company's performance, against internal operational objectives and the performance of direct competitors.

Executive Compensation Components and Practices

        AT&T's executive compensation program consists of three key components: (1) base salary; (2) short term incentives, i.e., annual bonus; and (3) long term incentives, i.e., performance shares, stock options and restricted stock or restricted stock units. The policies and practices for determining executive compensation and specifically that of the Chairman of the Board and Chief Executive Officer, David W. Dorman, are described below:

  (1) Base Salary

        The Committee establishes the salary ranges for each of the executive officer positions based upon the job responsibilities and scope, level of expertise and experience required, strategic impact of the position, overall business performance and individual contributions, as well as competitive compensation of similarly positioned executives in comparable companies. Annual salary adjustments recognize sustained individual performance by the executive, while overall salary increase funding is sensitive to both market movement and our performance.

  (2) Annual Incentives

        All executives are eligible to be considered for annual incentives. The annual bonus for executive officers is based on AT&T key financial and operational results as measured against targets for revenue, earnings (as measured by operating net income, earnings before interest and taxes (EBIT), or other metrics) and certain qualitative measures of performance. Targets for these measures are established in advance and reviewed and approved by the Committee. We also set a minimum performance level that must be met before any awards can be paid. If that minimum level is not achieved, there will be no annual bonuses. The final award amount depends on the actual level of performance achieved in comparison to the targets; however, we have the discretion to make adjustments to ensure that award payments reflect AT&T's true operating results.

  (3) Long Term Incentives

        Long term incentives, including stock options, long term performance incentive awards, and restricted stock units, provide a mechanism to reward executive officers for maximizing long term shareowner value. Grants of stock options and performance shares have been made annually. In 2003, AT&T made grants of stock options and restricted stock units under the AT&T 1997 Long Term Incentive Program. Prior to 2003, grants of performance shares were made annually, but no new performance shares were granted in 2003. The size of these annual grants is based on competitive market grant levels for similar positions. The Aggregated Option/Stock Appreciation Rights (SAR) Exercises in 2003 table summarize option grants in fiscal year 2003 to the named executives. Restricted stock units granted in 2003 to the named executives are described in the Summary Compensation Table.

        Stock Options:    In 2003, all executives were eligible to be considered for stock option awards granted annually. The size of the grant is determined by the Committee based on surveys of competitive grant levels for similar positions. Stock options are granted with an exercise price equal to or greater than the fair market value of our common stock on the day of grant and become exercisable after the expiration of a period of time, typically between one and four years, and continue to be exercisable until ten years from the date granted.

        Restricted Stock Units:    In 2003, all executives and officers were eligible to be considered for restricted stock unit awards primarily for purposes of retention. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Restricted stock unit awards granted in 2003 typically vest 100% three years after the date of grant.

        Performance Shares:    Performance shares are units equivalent in value to shares of AT&T's common stock. At the end of the performance cycle, the performance shares pay out based upon the achievement of pre-set targets for corporate performance set by the Committee. The performance share award approved by the Committee in 2000 for the 2000-2002 performance period, which paid out in 2003, was based on three-year cumulative earnings per share and EBITDA (earnings before interest, taxes, depreciation, and amortization) results against pre-established targets and relative total shareowner return, as measured against S&P 500 peer group companies. Based on AT&T's actual performance for the period covering 2000-2002, 96% of the performance shares were earned and distributed as reported in the Summary Compensation Table on page 33.

Deductibility Cap on Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies, such as AT&T, for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Elements of compensation under the annual bonus and long term incentive plans qualify for exemption from the annual limit on tax deductibility under Section 162(m) of the Internal Revenue Code, except for awards of restricted stock units. In addition, AT&T has a salary and incentive award deferral plan that permits compensation deferred under the plan to be exempt from the limit on tax deductibility.

Compensation for the Chairman of the Board and Chief Executive Officer

        Mr. Dorman became Chief Executive Officer on November 18, 2002, and his performance was reviewed by the Committee at the end of 2003 and discussed with the Board in executive session. We then made recommendations to the Board concerning the annual cash component (base salary and annual bonus) and the long term component (restricted stock units and stock options) of Mr. Dorman's compensation, and the Board approved the recommendations based on the considerations discussed below.

        Base Salary:    Mr. Dorman's base salary is established based on competitive market rates for a chief executive with his experience and record of accomplishment. The Committee reviews Mr. Dorman's salary annually in comparison with the salaries of chief executive officers of industry competitors and selected other large market-capitalized companies during its annual compensation survey and review process. Mr. Dorman's salary was increased in 2003 from $1,250,000 to $1,325,000 based on the results of the competitive review.

        Annual Bonus:    We established aggressive market-based performance targets for annual bonuses. Based on AT&T's achievement of certain performance that exceeded targeted financial measures, and the level of achievement on certain operational objectives, the Board authorized an annual bonus for Mr. Dorman of $2,649,000. In determining the value of the bonus, the Committee also considered Mr. Dorman's leadership in the significant effort of the company's transition. His bonus was equal to the funding available in accordance with the annual bonus plan formula.

        Long Term Incentives:    During 2003, the Board granted Mr. Dorman options to acquire shares of our common stock of 1,050,000 on May 15, 2003, as described in the Summary Compensation Table. The Board also granted Mr. Dorman 150,000 restricted stock units on February 2, 2003, with a grant date value of $2,853,000.

                      The Compensation and Employee
                      Benefits Committee

                      Kenneth T. Derr (Chairman)
                      William F. Aldinger
                      Frank C. Herringer
                      Shirley Ann Jackson
                      Tony L. White

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of Messrs. Kenneth T. Derr (Chairman), William F. Aldinger, Frank C. Herringer and Tony L. White and Dr. Shirley Ann Jackson, none of whom were officers or employees of the Company or any of the Company's subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of the SEC's Regulation S-K during or prior to 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation(2)			Long-Term Compensation(2)
					Awards(4)				Payouts
							Options/SARs(#)
Named Officers and Principal Position(1)	Year	Salary($)	Bonus($)	Other Annual Compen- sation(3) ($)	Restricted Stock Award(s)(5) ($)		AT&T(6)	Wireless(7)	LTIP Payouts(8) ($)	All Other Compen- sation(9) ($)
David W. Dorman	2003	1,268,750	2,649,000	908,264	2,853,000	(a)	1,050,000	0	707,090	3,341,283
Chairman of the	2002	1,080,797	2,000,000	594,024	0		1,247,416	0	0	3,128,663	(10)
Board and CEO	2001	950,000	820,000	448,862	4,957,212	(b)	350,018	0	0	849,137	(10)
Thomas W. Horton	2003	625,000	940,000	142,625	1,141,200	(a)	520,000	0	0	418,403
Senior Exec. Vice President	2002	280,000	600,000	1,371,367	0		519,110	0	0	2,491,167
and CFO	2001	0	0	0	0		0	0	0	0
John Polumbo (11)	2003	562,500	907,900	541,344	951,000	(a)	350,000	0	0	110,623
President and CEO	2002	429,751	500,000	36,842	0		279,596	0	0	607,649
of AT&T Consumer	2001	82,333	56,130	6,622	1,661,030	(c)	33,006	0	0	41,740
James W. Cicconi	2003	605,000	840,300	125,086	951,000	(a)	350,000	0	134,419	82,261
General Counsel &	2002	593,750	840,000	139,524	0		406,766	0	268,564	376,970
Executive Vice President	2001	556,274	461,700	114,695	1,281,923	(b)	123,422	0	239,798	64,539
Hossein Eslambolchi(12)	2003	579,167	585,800	136,853	2,250,066	(a)(d)	280,000	0	51,804	662,670
President AT&T Global	2002	537,500	750,000	177,465	0		428,718	0	56,691	673,207
Network Technology	2001	419,147	330,000	108,694	1,104,220	(b)(e)	187,964	101,400	0	3,707,151
Services – AT&T CTO & CIO

Footnotes

1.
Includes the Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2003, as measured by salary and bonus.

2.
Compensation deferred at the election of the named executives is included in the category (e.g., bonus, 1997 Plan payouts) and year it would have otherwise been reported had it not been deferred.

3.
Includes (i) payments of above-market interest on deferred compensation, (ii) dividend equivalents with respect to long term compensation paid during the year and (iii) tax payment reimbursements. In addition, includes the aggregate incremental cost to the company of providing perquisites and personal benefits to the named executive officers for the last three years. The amounts reported for 2003, which represent at least 25% of the total amount of Other Annual Compensation reported for 2003, are: (a) financial counseling for Mr. Horton in the amount of $13,670; (b) personal use of corporate aircraft by the named executive or members of the executive's family for Messrs. Dorman, Horton and Polumbo in the amount of $305,403, $20,565 and $302,695, respectively; and (c) car allowance for Mr. Horton in the amount of $16,800. The amounts reported for 2002, include: (d) financial counseling for Mr. Dorman in the amount of $80,740; (e) relocation for Mr. Horton in the amount of $86,815; (f) personal use of corporate aircraft by the named executive or members of the executive's family for Messrs. Dorman, Horton and Eslambolchi in the amount of $109,115, $39,948 and $76,911, respectively. The amounts reported for 2001, include: (g) financial counseling for Mr. Dorman in the amount of $62,550; (h) personal use of corporate aircraft by the named executive or members of the executive's family for Messrs. Dorman and Eslambolchi in the amount of $108,071 and $34,010, respectively; and (i) car allowance for Mr. Eslambolchi in the amount of $16,800.

4.
Share and per share amounts have been adjusted to reflect the distribution of AWS common stock to owners of AT&T common stock in connection with the split-off of AWS from AT&T on July 9, 2001; the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast; and AT&T's November 18, 2002, one-for-five reverse stock split.

5.
All outstanding restricted stock or restricted stock unit awards with respect to AT&T common stock were adjusted for the distribution of AWS common stock to owners of AT&T common stock in connection with the split-off of AWS from AT&T on July 9, 2001, to preserve the economic value of the awards immediately prior to the distribution and split-off. These awards were further adjusted at the spin-off of AT&T Broadband and subsequent merger with Comcast on November 18, 2002, into (i) an adjusted AT&T restricted stock or restricted stock unit award, as the case may be, and (ii) a Comcast stock unit award

  (as defined below) so that the combined value of the adjusted and new awards immediately after the spin-off was equal to the value of the old award immediately prior to the spin-off. The new stock unit award, awarded under the 1997 Plan, will be paid in cash based on the value of Comcast Corporation Class A common stock upon the vesting of the original award and is referred to as a Comcast stock unit. The adjusted AT&T restricted stock and AT&T restricted stock units were further adjusted for the November 18, 2002, one-for-five reverse stock split. The amounts shown represent the dollar value on the date originally granted.

  (a)  On February 3, 2003, Messrs. Dorman, Horton, Polumbo, Cicconi and Eslambolchi received restricted stock unit awards of 150,000, 60,000, 50,000, 50,000 and 40,000 units, respectively. These AT&T restricted stock units vest fully on February 3, 2006. Dividend equivalents on the restricted stock units are paid in cash. The value of these awards, as of the original grant date, is reflected in the table.

  (b)  On March 15, 2001, Messrs. Dorman, Cicconi and Eslambolchi received restricted stock unit awards of 281,213*, 72,721* and 28,479* units, respectively. Following the spin-off of AT&T Broadband and subsequent merger with Comcast and the November 18, 2002, one-for-five reverse stock split, these AT&T restricted stock units were adjusted to 56,264, 14,550 and 5,698 AT&T restricted stock units, respectively, and 89,948, 23,260 and 9,109 Comcast stock units, respectively. These AT&T restricted stock units and Comcast stock units vest fully on March 15, 2004. Dividend equivalents on the restricted stock units are paid in cash. The value of these awards, as of the original grant date, is reflected in the table.

  (c)  On September 28, 2001, Mr. Polumbo received a grant of 114,000* restricted shares. Following the spin-off of AT&T Broadband and subsequent merger with Comcast and the November 18, 2002, one-for-five reverse stock split, this award was adjusted to 22,809 AT&T restricted shares, and 36,879 Comcast stock units. These AT&T restricted shares and Comcast stock units vested fully on December 31, 2002. Dividends on the restricted shares were paid in cash. The value of these awards, as of the original grant date, is reflected in the table.

  (d)  On February 3, 2003, Mr. Eslambolchi received a special award of 78,300 restricted stock units. These AT&T restricted stock units vest 50%, or 39,150 units, on February 3, 2006, and the remaining 50%, or 39,150 units, on February 3, 2007. Dividend equivalents on the restricted stock units are paid in cash. The value of these awards, as of the original grant date, is reflected in the table.

  (e)  On January 31, 2001, Mr. Eslambolchi received a special award of 32,718* restricted stock units which, upon the spin-off of AT&T Broadband and subsequent merger with Comcast and the November 18, 2002, one-for-five reverse stock split, were adjusted to 6,546 restricted stock units and 10,465 Comcast stock units that fully vest on January 31, 2004. The value of these awards, as of their original grant date, is reflected in the table. Dividend equivalents on the restricted stock units are paid in cash to Mr. Eslambolchi.

  The aggregate number (and value) with respect to each of the named executives on December 31, 2003, for outstanding AT&T restricted stock and AT&T restricted stock units were: Mr. Dorman, 206,264 ($4,187,159); Mr. Horton, 60,000 ($1,218,000); Mr. Polumbo, 50,000 ($1,015,000); Mr. Cicconi, 64,550 ($1,310,365); and Mr. Eslambolchi, 130,544 ($2,650,043). The aggregate number (and value) with respect to each of the named executives on December 31, 2003, for Comcast stock units were: Mr. Dorman, 89,948 ($2,949,395); Mr. Cicconi, 23,260 ($762,695); and Mr. Eslambolchi, 19,574 ($641,831).

6.
All stock option awards granted with respect to AT&T common stock were adjusted for the impact of the distribution of AWS common stock to owners of AT&T common stock in connection with the split-off of AWS from AT&T on July 9, 2001. The share amounts shown represent the number of shares of AT&T common stock applicable to the awards following the distribution and split-off adjustments. Each outstanding stock option grant, exercisable for AT&T common stock granted prior to January 1, 2001, was adjusted into (i) an adjusted grant for AT&T common shares and (ii) a new stock option grant for AWS common shares awarded under the AT&T Wireless Services, Inc. Adjustment Plan adopted by AWS. The combined intrinsic value of the two grants immediately after the split-off equaled the intrinsic value of the outstanding grant for AT&T common shares immediately before the split-off. Each outstanding stock option grant, exercisable for AT&T common stock granted on or after January 1, 2001, but prior to July 9, 2001, was adjusted so that the intrinsic value of the grant immediately after the split-off equaled the intrinsic value of the grant immediately prior to the split-off. In all cases, the grant price to market price ratio determined for each grant prior to any adjustment was maintained in the post-split adjusted grants.

  Upon the spin-off of AT&T Broadband, each AT&T stock option award held by an active AT&T employee was divided by a factor of 0.3872 reflecting the ratio of the price of AT&T common stock prior to the AT&T Broadband spin-off ($13.12) versus the assumed price of AT&T common stock immediately after the AT&T Broadband spin-off and prior to the AT&T one-for-five reverse stock split ($5.08), which was calculated by dividing by five the price at which AT&T common stock actually commenced trading after both the spin-off and the reverse stock split ($25.40). All grant prices were multiplied by this same factor. To further adjust for the one-for-five reverse stock split, the stock options were multiplied by 0.2 and the grant price divided by 0.2. All shares were rounded down to the nearest whole share and grant prices rounded to four decimals.

7.
All stock option awards granted with respect to AWS tracking stock awarded under the 1997 Plan were cancelled and replaced in connection with the split-off of AWS from AT&T on July 9, 2001. The share amounts shown represent the number of shares of AWS common stock applicable to the awards prior to the cancellation. Each outstanding grant was replaced with a new award under the AT&T Wireless Services, Inc. Adjustment Plan so that the intrinsic value of the grant immediately after the split-off equaled the intrinsic value of the grant immediately prior to the split-off. In all cases, the new awards were fully vested and non-forfeitable, and the grant price to market price ratio determined for each grant prior to cancellation was maintained in the replacement grants. The new awards are obligations of AWS and not of AT&T.

8.
Includes distributions in 2003 to Messrs. Dorman, Cicconi and Eslambolchi of performance shares as to which a three-year performance period ended December 31, 2002. Includes distributions in 2002 to Messrs. Cicconi and Eslambolchi of performance shares as to which a three-year performance period ended December 31, 2001. Includes distributions in 2001 to Mr. Cicconi of performance shares as to which a three-year performance period ended December 31, 2000.

  Performance share cycles ending on December 31, 2001, and December 31, 2002, were adjusted in connection with the distribution and split-off of AWS from AT&T on July 9, 2001, to preserve the economic value of the awards immediately prior to the distribution and split-off. Each holder of such awards received an adjusted performance share award and a stock unit award under the 1997 Plan. The new stock unit award was distributed based on the value of AWS common stock upon the completion of the performance period of the original performance share award and is referred to as a Wireless Stock Unit.

  Upon the spin-off of AT&T Broadband, performance share cycles ending on December 31, 2002, December 31, 2003, and December 31, 2004, were adjusted to preserve the economic value of the awards prior to the spin-off. Each holder of such awards received an adjusted performance share award and a Comcast stock unit award. The new stock unit award will be paid in cash based on the value of Comcast Corporation Class A common stock upon the completion of the performance period of the original performance share award. The performance shares were further adjusted for the AT&T one-for-five reverse stock split by dividing the number of performance shares in each outstanding cycle by five and rounding down to the nearest whole share.

9.
In 2003, includes (a) AT&T contributions to savings plans (Mr. Dorman $8,000, Mr. Polumbo $8,000, Mr. Cicconi $8,000 and Mr. Eslambolchi $8,000); (b) dollar value of the benefit of premiums paid for universal life insurance policies (unrelated to term insurance coverage) calculated on an actuarial basis (Mr. Dorman $122,051, Mr. Horton $40,203, Mr. Polumbo $57,433, Mr. Cicconi $58,510 and Mr. Eslambolchi $31,000); (c) payments equal to lost savings plan matching contributions caused by IRS limitations (Mr. Dorman $35,232, Mr. Horton $3,200, Mr. Polumbo $9,190; Mr. Cicconi $15,750 and Mr. Eslambolchi $13,500); (d) special payment of $3,080,000 to Mr. Dorman replacing a long term incentive program offered by Concert, as described on page 38; (e) payment of $96,000 to Mr. Dorman and $36,000 to Mr. Polumbo for temporary housing expenses; (f) payment of a special retention bonus of $375,000 to Mr. Horton, as described on page 41; and (g) special recognition payments of $610,169 to Mr. Eslambolchi.

  In 2002, includes (a) AT&T contributions to savings plans (Mr. Polumbo $5,366, Mr. Cicconi $8,000 and Mr. Eslambolchi $8,000); (b) dollar value of the benefit of premiums paid for universal life insurance policies (unrelated to term insurance coverage) calculated on an actuarial basis (Mr. Dorman $77,894, Mr. Horton $2,717, Mr. Polumbo $3,283, Mr. Cicconi $56,272 and Mr. Eslambolchi $40,239); (c) payments equal to lost savings plan matching contributions caused by IRS limitations (Mr. Cicconi $15,451 and Mr. Eslambolchi $9,966); (d) payment of $2,500,000 to Mr. Dorman in recognition of his contributions to the completion of the spin-off of AT&T Broadband and subsequent merger with Comcast; (e) payment of $72,000 to Mr. Dorman and $6,000 to Mr. Polumbo for temporary housing expenses; (f) payment of $593,000 to Mr. Polumbo in replacement of the Concert Founders Grant, as described on page 42; (g) special hiring bonus of $1,050,000 to Mr. Horton, as described on page 41; (h) payment of $1,438,450 to Mr. Horton for transition and relocation expenses; (i) special retention payment of $372,870 to Mr. Eslambolchi; and (j) special recognition payments of $242,132 to Mr. Eslambolchi. Additionally, 2002 includes the amount of the proceeds of a single one-time Special Deferral Distribution payment in excess of the current balances of the deferred accounts under the AT&T Senior Management Incentive Award Deferral Plan and individual deferral agreements of Messrs. Dorman and Cicconi (Mr. Dorman $331,866, Mr. Cicconi $297,247) resulting from their election to receive a payment of an amount equal to 90% of the present value of the future benefit payments from their deferral accounts payable in the form of shares of AT&T common stock, except that in the case of Mr. Dorman, the Board required that the payment was made as an offset to an outstanding loan amount then owed to the Company. In exchange for this payment, they relinquished their rights under all prior deferral elections made including, but not limited to, the right to continued deferral of the balance of their deferral accounts, the right to future guaranteed interest credits on the cash portions of their accounts and 10% of the present value of the future benefit payments from their deferral accounts.

  In 2001, includes (a) AT&T contributions to savings plans (Mr. Cicconi $6,800 and Mr. Eslambolchi $4,126); (b) dollar value of the benefit of premiums paid for universal life insurance policies (unrelated to term insurance coverage) calculated on an actuarial basis (Mr. Dorman $6,175, Mr. Cicconi $45,038 and Mr. Eslambolchi $30,662); (c) payments equal to lost savings plan matching contributions caused by IRS limitations (Mr. Cicconi $12,701 and Mr. Eslambolchi $5,770); (d) payment of $500,000 to Mr. Dorman into a special deferral account; (e) payments equal to $66,000 to Mr. Dorman for temporary housing expenses; (f) special replacement bonus of $41,740 to Mr. Polumbo, as described on page 42; (g) special retention payment of $3,462,604 to Mr. Eslambolchi; (h) special cash payment of $81,748 to Mr. Eslambolchi for the replacement of his performance shares cancelled upon his resignation in 2000; and (i) special recognition payments equal to $122,241 to Mr. Eslambolchi.

10.
Mr. Dorman's all other compensation in 2002 and 2001 included interest in the amounts of $146,903 for 2002 and $276,962 for 2001 forgiven by AT&T on loans we had made to him which were outstanding during those two years. These amounts were inadvertently omitted from our reporting of Mr. Dorman's All Other Compensation in our 2003 and 2002 proxy statements. Mr. Dorman repaid these loans during 2002.

11.
Mr. Polumbo's salary and bonus for the year 2001 reflect payments only for the time he was employed by AT&T. Mr. Polumbo transferred from AT&T in 1999 to Concert, a former joint venture between AT&T and British Telecom. Mr. Polumbo returned to AT&T in 2001.

12.
Mr. Eslambolchi's AT&T stock options, AWS tracking stock options, AT&T restricted stock units, and AT&T restricted shares were cancelled upon his resignation in December 2000. Upon his rehire by AT&T in January 2001, Mr. Eslambolchi received stock option grants in both AT&T and the AWS tracking stock which were then adjusted as noted in footnotes 6 and 7 above.

* Reflects shares/units prior to the adjustment for the AT&T Broadband spin-off and the AT&T one-for-five reverse stock split.

AGGREGATED OPTION/STOCK APPRECIATION RIGHTS
(SAR) EXERCISES IN 2003 AND YEAR-END VALUES
AT&T Corp. Common Stock

			Exercisable/Unexercisable(2)
Name(1)	Number of Shares Acquired on Exercise	$ Value Realized	Number of AT&T Unexercised Options/SARs at Year End	$ Value of AT&T In-the-Money Options/SARs at Year End
David W. Dorman	0	0	625,010 2,206,619	0 3,134,250
Thomas W. Horton	0	0	129,779 909,331	37,149 1,365,145
John Polumbo	0	0	86,402 576,200	0 1,044,750
James W. Cicconi	0	0	277,550 737,103	0 1,044,750
Hossein Eslambolchi	0	0	220,900 675,782	0 835,800

Footnotes

1.
Includes the Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2003, as measured by salary and bonus.

2.
Share and per share amounts have been adjusted to reflect AT&T's April 15, 1999, three-for-two stock split; the distribution and split-off of AWS on July 9, 2001; the spin-off of AT&T Broadband and subsequent merger with Comcast on November 18, 2002; and AT&T's November 18, 2002, one-for-five reverse stock split, as described in footnote 6 in the Summary Compensation Table.

LONG-TERM INCENTIVE PLANS – AWARDS IN 2003

        In 2003, AT&T did not grant new performance share awards. Long term incentives in 2003 consisted of stock options (see Option/SAR Grants in 2003) and restricted stock units (see Summary Compensation Table).

OPTION/SAR GRANTS IN 2003

	Individual Grants in AT&T
Name(1)	Number of Securities Underlying Options/ SARs Granted(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year		Exercise or BasePrice ($/Share)	Expiration Date	Grant Date Present Value(3) ($)
David W. Dorman	1,050,000	4.14%		17.3150	05/15/2013	5,757,150
Thomas W. Horton	420,000 100,000	1.66 0.39	% %	17.3150 21.4300	05/15/2013 07/31/2013	2,302,860 672,900
John Polumbo	350,000	1.38%		17.3150	05/15/2013	1,919,050
James W. Cicconi	350,000	1.38%		17.3150	05/15/2013	1,919,050
Hossein Eslambolchi	280,000	1.10%		17.3150	05/15/2013	1,535,240

Footnotes

1.
Includes the Chairman of the Board and Chief Executive Officer, and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2003, as measured by salary and bonus.

2.
Options granted become exercisable to the extent of one-fourth of the grant on the first, second, third, and fourth anniversaries of the grant date, respectively.

3.
The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options in this table. The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded on May 15, 2003: an option term of five years, volatility of 48%, dividend yield of 4.00%, and interest rate of 2.52%. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded on July 31, 2003: an option term of five years, volatility of 48%, dividend yield of 4.43%, and interest rate of 3.31%. The actual value, if any, of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

(All equity grants and corresponding share prices described in this section have been adjusted for corporate transactions, i.e. stock splits and spin-offs, that occurred after the grant dates and prior to the vesting dates, except as otherwise specifically indicated below. Refer to footnotes in the Summary Compensation Table and the Aggregated Option/Stock Appreciation Rights Table for more details.)

David W. Dorman

        We entered into an employment agreement with Mr. Dorman dated December 1, 2000, with a term of employment ending December 31, 2002. The agreement is subject to automatic annual renewals after that date unless either we or Mr. Dorman provide written notice to terminate at least 60 days prior to each anniversary date. The agreement provided for the following compensation:

  •
  Base salary: $950,000

  •
  Target annual bonus: 100% of base salary

  •
  Long term incentives:

  •
  10,101 performance shares covering the 2000-2002 performance period

  •
  16,251 AT&T Wireless stock units covering the 2000-2002 performance period

  •
  16,148 Comcast stock units covering the 2000-2002 performance period

  •
  184,195 AT&T stock options – purchase price of $28.912

  •
  Long term incentive grants for 2001 valued at $9,500,000

  •
  Special Retention Bonus of restricted stock units valued at $3,800,000

  •
  AT&T Consumer tracking stock: in the event that we issued such a stock, Mr. Dorman would have received a corresponding stock option grant determined in a manner consistent with the long term incentive grants made to the CEO and other senior executives. (No such tracking stock has been issued.)

        To address certain long-term incentive forfeitures and retention forfeitures experienced when Mr. Dorman left his previous employer and to incent him to join us, the agreement provided for:

  •
  Special lump sum cash payment: $800,000

  •
  Two $500,000 payments that were credited to an existing special deferral account (which has vested and the total account was distributed on April 1, 2002, in the amount of $1,851,058.33)

  •
  Cash payment: $3,080,000 (subject to continued employment through December 31, 2002, and paid in April 2003)

  •
  Two restricted share grants totaling 149,366 shares of AT&T common stock and 241,601 shares of Comcast Corporation Class A common stock (such amounts having been adjusted for the AT&T Wireless Services split-off, the AT&T Broadband spin-off and subsequent merger with Comcast Corporation, and the AT&T one-for-five reverse stock split), and 16,789 shares of AT&T common stock (which we redeemed to satisfy Mr. Dorman's tax withholding requirements prior to the AT&T Broadband spin-off and one-for-five reverse stock split, and which is adjusted only for the AT&T Wireless Services split-off). These grants vested on April 1, 2002.

        To mitigate the cost of temporarily maintaining a home in the New Jersey area, the agreement provided:

  •
  Special Temporary Allowance (STA) – payable until the sale of Mr. Dorman's Atlanta home occurs but not later than July 1, 2004, per two later amendments to his agreement.

  •
  STA: January 2001 – August 2003 – $6,000 per month; September 2003 – July 2004 – $12,000 per month grossed-up for tax purposes

  •
  Home purchase: We will extend the availability of the AT&T Management Relocation Plan for our purchase of his Atlanta home until July 1, 2004, using the $2,975,000 appraised value under the Plan.

  •
  Incentive Payment under the Relocation Plan: 1% of the selling price of his Atlanta home and payable if his Atlanta home is sold before July 1, 2004

        Mr. Dorman's agreement (in addition to a standing resolution of our Board) provides for his unlimited use of the AT&T aircraft for personal travel by him and his family, and to the extent this results in imputed income, we will provide him with a tax gross-up payment.

        As part of his employment agreement, Mr. Dorman entered into a fully vested supplemental pension arrangement (SERP) with us. This arrangement, along with a 2003 amendment, provides the following:

  •
  Annual benefit commencing at retirement based on a schedule that provides for a benefit equal to 27.5% of his final three-year average total cash compensation for a 2003 retirement, up to a benefit equal to 60% of such compensation for a 2019 retirement

  •
  For termination within two years following a Change in Control (as defined), the schedule of supplemental pension benefits will be accelerated by three years

  •
  Annual benefit will be offset by any pension paid by us or prior employers

        Mr. Dorman's agreement provides for certain entitlements in the event of his termination from us under specified circumstances as follows:

  •
  Death or Disability:

  •
  Disability benefits: per our then current disability program for senior executives

  •
  Annual bonus: payout* at target

  •
  Performance shares plus any corresponding stock units: vest and payout* at target

  •
  Restricted stock and restricted stock units plus any corresponding stock units: vest and distribute

  •
  Stock options: vest and exercisable according to terms of grants

  •
  Cash hiring bonuses: payment of any unpaid bonuses

  •
  Financial counseling: one year's participation

  •
  Special deferral account: vest and distribute

  •
  SERP: payment of survivor benefits in the case of death, and payment of accrued benefits in the case of disability

          *    prorated for the eligible period based on date of death or termination.

  •
  Termination for Cause (as defined)

  •
  Compensation: no further compensation will be paid as of termination date

  •
  Stock options: cancelled

  •
  Performance shares plus any corresponding stock units: cancelled

  •
  Restricted shares: cancelled

  •
  Restricted stock units plus any corresponding stock units: cancelled

  •
  Voluntary resignation (other than a termination due to death or disability or Good Reason termination (as defined), or retirement based on age and service):

  •
  Base salary: payable through date of termination

  •
  Stock options: unvested – cancelled; vested – exercisable for 90 days

  •
  Restricted shares: cancelled

  •
  Restricted stock units plus any corresponding stock units: cancelled

  •
  Performance shares plus any corresponding stock units: cancelled

  •
  AT&T Separation Medical Plan: eligible for benefits if resignation occurs after December 1, 2002, and not eligible for retiree medical benefits from us – Mr. Dorman and we share premiums

  •
  Termination initiated by us (other than cause (as defined)) or Good Reason termination (as defined)):

  •
  Base salary: payable through date of termination

  •
  Annual bonus: payout* at target

  •
  Severance payment: two times the sum of base salary plus target annual bonus for the year of termination

  •
  Special deferral account: vest and distribute

  •
  SERP: payment of accrued benefits commences

  •
  Restricted shares and restricted stock units plus any corresponding stock units: vest and distribute

  •
  Performance shares* plus any corresponding stock units*: continue vesting

  •
  Vested AWS stock options: exercisable for the remainder of their original term

  •
  Unpaid hiring bonuses: paid

  •
  Executive Life Insurance (formerly known as Senior Manager Life Insurance): continues

  •
  In addition, the Senior Officer Separation Plan (under which Mr. Dorman is a named participant) provides the following:

  •
  Severance payment deferral: for up to five years with up to five annual installments, if he so elects

  •
  Stock options: vest and exercisable for the remainder of the original term of each grant

  •
  Financial counseling: two years' participation

  •
  Telephone reimbursement: continues

  •
  Transition Counseling

  •
  Benefits: eligible for coverage under AT&T Separation Medical Plan provided Mr. Dorman is not eligible for retiree medical benefits from us – Mr. Dorman and we share premiums

          *    prorated for the eligible period based on date of death or termination

Thomas W. Horton

        We entered into an employment agreement with Mr. Horton dated June 10, 2002, with a term of employment from June 13, 2002, through June 15, 2006, with automatic annual renewals thereafter. The agreement provided for his participation in employee benefit plans on the same terms as other senior executives, and for the following 2002 annual compensation:

  •
  Base salary: $600,000

  •
  Target annual bonus: 100% of base salary prorated for partial service – guaranteed minimum $375,000

  •
  Long-term incentives:

  •
  15,506 performance shares covering the 2002-2004 performance period plus 24,789 Comcast stock units covering the same performance period

  •
  162,706 stock options – purchase price of $19.8245

        To address certain forfeitures experienced when Mr. Horton left his previous employer and to incent him to join us, the agreement provided for:

  •
  Stock options: 149,793 stock options – purchase price of $19.8245

  •
  Signing bonus: $1,050,000

  •
  Retention bonuses: $375,000 (paid December 31, 2003) and $375,000 (payable December 31, 2004)

        Mr. Horton's agreement provided for a special one-time payment associated with his transition and relocation to New Jersey (the payment equalled $1,438,450 plus a federal and state tax gross-up.)

        Mr. Horton's agreement provides for certain entitlements in the event of his termination from us at or before the end of its term as follows:

  •
  Base Salary: paid through date of termination

  •
  Signing and Retention Compensation: unpaid amounts will be paid

  •
  Equity: treated per the terms of the grant agreements

  •
  Employee Benefit Plans: treated per terms and conditions of such plans

        In addition to the above entitlements, the agreement also provides for the following entitlements in each of the circumstances listed:

  •
  Termination initiated by us (other than cause (as defined)) or Good Reason termination (as defined):

  •
  AT&T Senior Officer Separation Plan provisions (as defined)

  •
  No duplication of benefits listed in the previous paragraph above

  •
  Death:

  •
  Annual bonus: prorated payment at target

  •
  Financial counseling: one year's participation

  •
  Disability:

  •
  Annual bonus: prorated payment at target

  •
  Financial counseling: one year's participation

  •
  Disability benefits: per our then current disability program

        Mr. Horton's agreement also includes terms regarding the repayment of portions of his hiring bonuses if he elects to leave us without Good Reason (on September 16, 2002, this was clarified to exclude termination due to death or disability before January 1, 2004), as follows (see additional discussion under "Other Arrangements" on page 48):

  •
  Before January 1, 2004: repayment of $750,000

  •
  January 1 – December 31, 2004: repayment of $375,000

        We then entered into an agreement with Mr. Horton on July 29, 2003, that provides a special individual non-qualified pension arrangement with the following terms:

  •
  Vesting: January 1, 2008, or death, disability, Good Reason termination, termination initiated by us (for other than cause), or Change in Control (as defined)

  •
  Benefit: Annual benefit commencing at retirement based on a schedule that provides for a benefit equal to 4% of his final three-year average total cash compensation for a 2003 retirement, up to a benefit equal to 50% of such compensation for a 2026 retirement

  •
  Change in Control: involuntary termination for other than cause (as defined) or termination for Good Reason (as defined) within two years following a Change in Control, the schedule of pension benefits will be accelerated by three years

  •
  Pension offsets: other pensions paid by us and prior employers

John Polumbo

        We entered into an employment agreement with Mr. Polumbo dated September 7, 2001. The agreement provided for his participation in employee benefit plans on the same terms as other similarly situated executives, and for the following 2001 annual compensation:

  •
  Base salary: $395,200

  •
  Target annual bonus: 60% base salary prorated for partial service

  •
  Long-term incentives:

  •
  3,241 performance shares covering the 2001-2003 performance period plus 5,182 Comcast stock units covering the same performance period

  •
  33,006 stock options – purchase price of $37.384

  •
  AT&T Consumer Services tracking stock: In the event that we issued such a stock and other executives were awarded stock options on such tracking stock, Mr. Polumbo would be provided stock options consistent with those awarded to similarly situated executives. (No such tracking stock has been issued.)

        To address certain forfeitures experienced when Mr. Polumbo left his previous employer, and to incent him to join AT&T, the agreement provided for:

  •
  Replacement of previous employer's prorated annual bonus: $41,739.62 (paid March 15, 2002)

  •
  Replacement of previous employer's Founder's Grant: $593,000 (paid March 1, 2002)

  •
  22,809 shares of restricted stock plus 36,879 Comcast stock units

        In addition, the agreement provided a special individual pension arrangement with the following terms:

  •
  Vesting: March 31, 2002, or death or disability (as defined)

  •
  Benefit: annual pension benefit (as defined) commencing at his retirement/termination

  •
  Pension offsets: other pensions paid by us and by a previous employer (Concert)

        Mr. Polumbo's agreement provides for certain entitlements in the event of his termination from us as follows:

  •
  Termination initiated by us (other than cause or long term disability):

  •
  Senior Manager Separation Plan provisions apply

  •
  Restricted stock units granted as part of his agreement: immediate vesting

  •
  Termination following a Change in Control (as defined):

  •
  Treated under the terms and conditions applicable to other similarly situated executives

        In October 2002, our Board approved an addendum to Mr. Polumbo's employment agreement with the following entitlements in connection with his promotion to President and CEO – AT&T Consumer:

  •
  A temporary housing allowance of $3,000 per month plus a tax gross-up for up to 12 months in lieu of relocation

  •
  An amendment to the special individual pension arrangement to increase the annual pension benefit by adding 2.9% of final average compensation

  •
  Eligibility for benefits under the Senior Officer Separation Plan in the event of a termination initiated by us for other than cause (as defined) or termination for Good Reason (as defined)

        We then entered into an agreement with Mr. Polumbo on July 29, 2003, that amended the special individual pension arrangement with the following terms:

  •
  Vesting: immediate

  •
  Benefit: Annual benefit commencing at retirement based on a schedule that provides for a benefit equal to 17.25% of his final three-year average total cash compensation for a 2003 retirement, up to a benefit equal to 50% of such compensation for a 2017 retirement

  •
  Change in Control: involuntary termination for other than cause (as defined) or termination for Good Reason (as defined) within two years following a Change in Control (as defined), the schedule of pension benefits will be accelerated by three years

  •
  Pension offsets: other pensions paid by us and prior employers

        On December 1, 2003, AT&T then entered into an agreement with Mr. Polumbo which provided the following benefits in connection with his assignment as President, AT&T Consumer:

  •
  Extension of a temporary housing allowance of $3,000 per month plus a tax gross-up until December 31, 2004

  •
  Use of the Company aircraft for commutation between California and New Jersey until December 31, 2004, for an average of no more than five one-way trips per month

James W. Cicconi

        We entered into an employment agreement with Mr. Cicconi dated July 29, 1998. The agreement provided for his participation in employee benefit plans on the same terms as other senior executives, and for the following 1998 annual compensation:

  •
  Base salary: $425,000

  •
  Target annual bonus: 80% of base salary prorated for partial service – guaranteed minimum $113,400

  •
  Long term incentives:

  •
  10,950 performance shares covering the 1998-2000 performance period

  •
  24,011 stock options – purchase price of $49.8760

        To incent Mr. Cicconi to join us, the agreement provided for:

  •
  Signing bonus: $240,000

  •
  Performance shares:

  •
  7,300 shares for the 1996-1998 performance period

    •
    10,950 shares for the 1997-1999 performance period

  •
  1999 annual bonus: target bonus at 80% of base salary – guaranteed minimum payment at such target amount

        Mr. Cicconi's agreement provides for certain entitlements in the event of a termination initiated by us for other than cause (as defined) and Long Term Disability (as defined) within 72 months of his hire date, as follows:

  •
  Severance payment: greater of $850,000 or 200% of base salary

  •
  Stock options: regular annual grants vest and retain full term

  •
  Performance shares: regular annual grants vest and retain for performance cycle(s)

  •
  Annual bonus: prorated payment based on actual results

  •
  Pension plans and savings plan: if not vested in each plan, entitled to payment equal to the accrued benefits in each plan (Mr. Cicconi is now vested in both plans)

        In 2001, the Board approved Mr. Cicconi's participation in the Senior Officer Separation Plan (as described below).

        AT&T then entered into a special retention arrangement with Mr. Cicconi on April 2, 2001, that established a $1,000,000 special deferral account retroactive to December 1, 2000, with the following terms:

  •
  Vesting: December 31, 2002, or upon death, disability, Good Reason termination (as defined), or Company-initiated termination (for other than cause (as defined)). Account forfeited for termination for cause or resignation before December 31, 2002.

  •
  Interest: 30-year U.S. Treasury Note rate plus 2% – compounded quarterly

  •
  Distribution: Lump sum in calendar quarter following termination – unless Mr. Cicconi made an alternate distribution election before June 30, 2002. (He made such election and account was distributed to him in April 2003, in the amount of $1,188,822.)

Hossein Eslambolchi

        We entered into an agreement with Mr. Eslambolchi on January 6, 2000, to mitigate higher housing costs associated with his relocation to California. This agreement provided for the following:

  •
  Base salary: increase from $235,000 to $300,000

  •
  Special temporary allowance: $25,000 per month for 36 months beginning on date of closing on his home in California (March 2000)

  •
  Special lump sum payment of $800,000 (plus a tax gross-up of $485,479) for a down payment on his California home (paid February 11, 2000)

        Mr. Eslambolchi resigned from the Company on December 3, 2000, and was then rehired on January 8, 2001. In connection with his rehiring, we entered into an employment/retention agreement with Mr. Eslambolchi on January 5, 2001. The agreement provided for the following:

  •
  Base salary: $450,000 per year

  •
  Targeted annual bonus: 75% of base salary for 2001 performance year

  •
  2001 long term incentive: grant value of $1,350,000

  •
  Equity grants:

  •
  51,314 stock options – purchase price $35.6335

  •
  2,650 restricted stock units plus 4,237 Comcast stock units

  •
  Special Retention Payment: $3,835,473.53 (originally paid $3,462,603.87 on January 10, 2001; agreement was then amended on March 9, 2001, to provide for an additional $372,869.66 payment on January 11, 2002, to include California state income tax in the gross-up calculation of the January 10, 2001, payment.) These payments require repayment to the Company if Mr. Eslambolchi voluntarily resigns other than for Good Reason (as defined) or is terminated for cause (as defined), prior to January 8, 2006 (see additional discussion under "Other Arrangements" on page 48).

        To address certain forfeitures with respect to Mr. Eslambolchi's former employment with and resignation from us prior to his re-employment on January 8, 2001, we agreed to make the following equity grants to Mr. Eslambolchi under a separate retention agreement on January 31, 2001:

  •
  Stock option grants:

  •
  11,289 AT&T stock options – purchase price $42.4150

  •
  20,525 AT&T stock options – purchase price $55.9345

  •
  27,846 AT&T stock options – purchase price $74.1895

  •
  Above grants vest 25% per year over four years

  •
  11,836 AT&T stock options – purchase price $35.6335

  •
  Vest 100% after three years

  •
  Restricted stock units:

  •
  3,896 AT&T restricted stock units plus 6,228 Comcast stock units

  •
  Vest 100% after three years

  •
  AT&T Wireless Services (AWS) stock options:

  •
  26,400 AWS tracking stock options – purchase price $26.4350

  •
  Vest 25% after six months and 6.25% per calendar quarter thereafter

  •
  75,000 AWS tracking stock options – purchase price $26.4350

  •
  Vest 33.33% per year over three years

  •
  Seasoned Performance Shares for the 1999-2001 and 2000-2002 performance cycles equal to the performance shares that were cancelled upon Mr. Eslambolchi's resignation

  •
  Special cash payment equal to the performance share payment for the 1998-2000 performance cycle for the number of performance shares that were cancelled upon Mr. Eslambolchi's resignation

        On July 24, 2003, we entered into a special incentive agreement with Mr. Eslambolchi. In accordance with this Agreement, Mr. Eslambolchi will be eligible to receive two special incentive awards each in the amount of $600,000, based on the attainment of performance metrics for the years 2003 and 2004. The 2003 performance criteria were met, and a payment of $600,000 was made on January 26, 2004. No additional payment will be made if Mr. Eslambolchi resigns or is terminated for cause (as defined). In the event of death, disability or termination initiated by us, a prorated portion of the remaining payment will be issued.

SENIOR OFFICER SEPARATION PLAN

        In 1997, we adopted the Senior Officer Severance Plan, since renamed the Senior Officer Separation Plan, or Separation Plan, for Senior Officers named by the Board as participants. Under the Separation Plan, if covered executives (i) are terminated by us for other than cause (as defined in the Separation Plan) or (ii) self-initiate termination for Good Reason (as defined in the Separation Plan), they will be provided a severance payment equivalent to two times the sum of their base salary plus target annual incentive in effect at termination. The severance amount payable may be deferred for up to five years with up to five annual payments thereafter. Deferred amounts will be credited with interest based on the interest rate formula in effect for the Senior Management Incentive Award Deferral Plan on the Separation Plan effective date, October 9, 1997. In addition, covered executives who terminate under the terms of the Separation Plan will be entitled to certain other post-termination benefits that are generally made available from time to time to retired executive officers and senior managers. The Separation Plan was amended and restated as of January 1, 2003, to provide enhanced severance payments in the event of a Change in Control, as approved by our Board in October 2000, and to provide protection in the form of a gross-up in the event payments are subject to excise tax under Sections 280G and 4999 of the Internal Revenue Code. In the event of a Change in Control, as such term is currently defined in the 1997 Plan and as such term will be defined in the 2004 Plan if it is approved by our shareowners, the severance payment provided to a covered executive terminated within two years following such Change in Control will be changed:

  •
  From: the sum of three times base salary plus three times target annual incentive plus three times the value of the annual grant of restricted stock units at target

  •
  To: the sum of three times base salary plus three times target annual incentive, contingent upon shareowner approval of the 2004 Plan.

Messrs. Dorman, Cicconi, Eslambolchi, Horton and Polumbo are all covered executives under the Separation Plan.

PENSION PLANS

        We maintain the AT&T Management Pension Plan, a non-contributory pension plan that covers all management employees, including the named executives listed in the Summary Compensation Table. The normal retirement age under this plan is 65; however, retirement before age 65 can be elected under certain conditions.

        The AT&T Management Pension Plan was amended in 1997 to update the adjusted career average pay formula for computing pensions. Effective August 1, 1997, the adjusted career average pay formula was 1.6% of the average annual pay for the three years ending December 31, 1996, times the lesser of (a) 105% of the number of years of service prior to January 1, 1997, or (b) the number of years of service prior to January 1, 1997, plus one. Only the base salary was taken into account in the formula used to compute pension amounts for the named executives and other officers under the adjusted career average pay formula. No service or compensation after December 31, 1996, was used to calculate an employee's normal retirement benefit under the adjusted career average pay formula.

        Effective January 1, 1998, the AT&T Management Pension Plan was further amended to convert the plan to a cash balance design. Under the new design, a hypothetical cash balance account was established for each participant for record-keeping purposes. Each year a participant's cash balance account is credited with (a) a pay credit based on the participant's age and eligible pay for that year and (b) an interest credit based on the participant's account balance as of the end of the prior year. Effective January 1, 1998, an eligible participant's cash balance account received an initial credit based on a conversion benefit equal to the participant's normal retirement benefit under the adjusted career average pay formula described above multiplied by a conversion factor based on the participant's age as of December 31, 1996. The initial pay credit was made as of January 1, 1998, based on the participant's eligible pay for 1997, and the initial interest credit was made as of January 1, 1998, based on the conversion benefit. Only base salary is considered eligible pay under the cash balance design for the named executives and other officers. Interest credits are calculated at the effective annual rate of 7% for calendar years 1997, 1998, 1999 and 2000; 5.5% for calendar years 2001 and 2002; and 4% thereafter. Under the cash balance design, a participant's benefit is determined by projecting interest credits to his or her cash balance account to age 65, converting the projected cash balance account to an annuity, and reducing that annuity for early commencement. A participant's benefit under the plan after conversion to the cash balance design will be no less than the benefit calculated under the career average pay formula as adjusted in 1997.

        Federal laws place limitations on pensions that may be paid from the pension trust related to the AT&T Management Pension Plan. Pension amounts based on the AT&T Management Pension Plan formula that exceed the applicable limitations will be recorded as an operating expense.

        We also maintain the AT&T Non-Qualified Pension Plan. Under the plan, annual pensions for Messrs. Cicconi, Dorman, Eslambolchi, Horton and Polumbo, and other officers are computed based on actual annual bonus awards under AT&T's Short-Term Incentive Plan. Pension benefits under this plan will commence at the same time as benefits under the AT&T Management Pension Plan. The annual pension amounts payable under this plan are equal to no less than the greater of the amounts computed under the Basic Formula or Alternate Formula that were amended in 1997 and are described below.

Basic Formula

        For the three-year period ending December 31, 1996, 1.6% of the average of the actual annual bonus awards times the lesser of (a) 105% of the number of years of service prior to January 1, 1997, or (b) the number of years of service prior to January 1, 1997, plus one.

Alternate Formula

        The excess of (a) 1.7% of the adjusted career average pay over (b) 0.8% of the covered compensation base times the lesser of (i) 105% of the number of years of service prior to January 1, 1997, or (ii) the number of years of service prior to January 1, 1997, plus one, minus the benefit calculated under the AT&T Management Pension Plan formula (without regard to limitations imposed by the Internal Revenue Code). For purposes of this formula, adjusted career average pay is the average annual compensation for the three-year period ending December 31, 1996, without regard to the limitations imposed by the Internal Revenue Code. The covered compensation base used in this formula is the average of the maximum wage amount for which an employee was liable for Social Security Tax for each year beginning with 1961 and ending with 1996. In 1996, the covered compensation base was $27,600.

        No service or compensation after December 31, 1996, is used to calculate an employee's normal retirement benefit under the Basic Formula or Alternate Formula.

        Effective January 1, 1998, the AT&T Non-Qualified Pension Plan was further amended to convert the plan to a cash balance pension design. Under the new design, a hypothetical cash balance account is established for each participant for record-keeping purposes. Each year a participant's cash balance account is credited with (a) an award credit based on the participant's age and short-term award paid in that year and (b) an interest credit based on the participant's account balance as of the end of the prior year. Effective January 1, 1998, an eligible participant's cash balance account received an initial credit based on a conversion benefit equal to the participant's normal retirement benefit under the Basic Formula described above multiplied by a conversion factor based on the participant's age as of December 31, 1996. The initial award credit was made as of January 1, 1998, based on the participant's short-term award paid in 1997, and the initial interest credit was made as of January 1, 1998, based on the conversion benefit. Interest credits are calculated at the effective annual rate of 7% for calendar years 1997, 1998, 1999 and 2000; 5.5% for 2001 and 2002; and 4% thereafter. Under the cash balance design, a participant's benefit is determined by projecting interest credits to his or her cash balance account to age 65, converting the projected cash balance account to an annuity, and reducing that annuity for early commencement in the same manner as under the AT&T Management Pension Plan.

        Officers and certain other management employees who were hired at age 35 or over prior to January 1, 1997, are covered by a supplemental AT&T Mid-Career Pension Plan. For qualified managers retiring with at least five years at a senior level, the plan provides additional credits at approximately one-half the rate in the AT&T Management Pension Plan. The number of credits is equal to the lesser of (i) actual years of net credited service at retirement or (ii) the employee's age at the time of hire minus 30. Benefits under the Mid Career Pension Plan were frozen as of December 31, 1996. In addition, the AT&T Mid-Career Pension Plan was amended to provide that liability with respect to officers actively employed on January 1, 1998, be transferred to the AT&T Non-Qualified Pension Plan and converted to cash balance as described above.

        Pension amounts under the AT&T Management Pension Plan formula, the AT&T Non-Qualified Pension Plan, or the AT&T Mid-Career Pension Plan are not subject to reductions for Social Security Benefits or other offset amounts. If Messrs. Cicconi, Dorman, Eslambolchi, Horton and Polumbo continue in the positions as previously stated and retire at the normal retirement age of 65, the estimated annual pension amount payable under the AT&T Management Pension Plan formula and the AT&T Non-Qualified Pension Plan would be $692,500, $1,988,500, $1,079,400, $1,415,700 and $575,600, respectively. Amounts shown are straight life annuity amounts not reduced by a joint and survivorship provision that is available to these officers.

        In 1997, we began purchasing annuity contracts to satisfy our unfunded obligations to retired officers under the AT&T Non-Qualified Pension Plan. In the event we purchase an annuity contract for any of the named executives, the pension payments for such officer would vary from those set forth above. In such instance there would be a tax gross-up payment to the officer, and annuity benefits paid by the annuity provider would be reduced to offset the tax gross-up payment. The after-tax pension benefit would be the same as the after-tax benefit the participant would otherwise have received under the AT&T Non-Qualified Pension Plan. Receipt of the annuity is contingent on the signing of a two-year non-competition agreement that, should competitive activity occur within the two-year period, gives us the right to seek injunctive relief and to recapture any amounts already paid out under the annuity contract.

        As part of his employment agreement described above, we entered into a supplemental pension arrangement with Mr. Dorman in 2000 which was amended in 2003. Pursuant to Mr. Dorman's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated annual pension amount payable under the agreement that supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan, but prior to offsets, if any, due to pension benefits payable by former employers, would be $1,837,200.

        As part of his employment agreement described above, we entered into a supplemental pension arrangement with Mr. Polumbo in 2001 which was amended in 2003. Pursuant to Mr. Polumbo's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated annual pension amount payable under the agreement that supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan, but prior to offsets, if any, due to pension benefits payable by former employers, would be $477,100.

        We entered into a supplemental pension arrangement with Mr. Horton in 2003. Pursuant to Mr. Horton's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated annual pension amount payable under the agreement that supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan, but prior to offsets, if any, due to pension benefits payable by former employers, would be $489,600.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

        There was no outstanding indebtedness to us from any of our directors or executive officers during 2003.

Other Arrangements

        We do not consider the following arrangements to constitute indebtedness but are disclosing them because they entail potential contingent obligations by executive officers to repay compensation amounts to us.

        Mr. Eslambolchi received Special Retention Payments on January 10, 2001, and January 11, 2002, totaling $3,835,473.53 pursuant to the terms of his employment agreement (refer to page 45.) If, prior to the fifth anniversary of Mr. Eslambolchi's employment agreement (January 8, 2006), he voluntarily resigns his employment with us, other than for Good Reason (as defined), or is terminated for cause (as defined), Mr. Eslambolchi will be required to repay to us the entire Special Retention Payment of $3,835,473.53 within 90 days of such termination of employment.

        Mr. Horton received a hiring bonus, totaling $1,050,000 pursuant to the terms of his employment agreement (refer to page 41.) If, prior to January 1, 2004, Mr. Horton had voluntarily resigned from us, other than for Good Reason (as defined), death or disability, or was terminated for cause (as defined), he would have been required to repay to us $750,000 of the hiring bonus. If, after January 1, 2004, but before January 1, 2005, Mr. Horton voluntarily resigns his employment with us, other than for Good Reason (as defined), or is terminated for cause (as defined), he is required to repay to us $375,000 of the hiring bonus.

OTHER INFORMATION

        A Directors' and Officers' liability policy was purchased, effective July 31, 2003, with National Union Fire Insurance Co. of Pittsburgh, Pennsylvania, and other insurance companies. The policy insures AT&T for certain obligations incurred in the indemnification of its Directors and Officers under New York law or under contract and insures Directors and Officers when such indemnification is not provided by us.

        The cost of soliciting proxies in the accompanying form is paid by us. In addition to solicitations by mail, a number of regular employees of the Company and of its subsidiaries may solicit proxies in person or by telephone. We have retained Morrow & Co. to aid in the solicitation of proxies, at an estimated cost of $20,000 plus reimbursement of reasonable out-of-pocket expenses.

        The above notice and proxy statement are sent by order of the Board of Directors.

Robert S. Feit Vice President – Law and Secretary

Dated: March 25, 2004

APPENDIX A

AT&T 2004 LONG TERM INCENTIVE PROGRAM

SECTION 1.    PURPOSE

        The purposes of the AT&T 2004 Long Term Incentive Program (the "Plan") are to encourage selected employees and Non-Employee Directors of AT&T Corp. (the "Company") and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareowners, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

SECTION 2.    DEFINITIONS

        As used in the Plan, the following terms shall have the meanings set forth below:

          (a)   "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

          (b)   "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit or Other Stock Unit Award.

          (c)   "Award Agreement" shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

          (d)   "Board" shall mean the Board of Directors of the Company.

          (e)   "Change in Control" shall mean the happening of any of the following events:

              (i)  An acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding AT&T Shares (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(e);

              (ii)  A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the

    Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

             (iii)  Consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction will immediately after the consummation of such Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

             (iv)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (g)   "Committee" shall mean the Compensation and Employee Benefits Committee of the Board, or any successor to such committee, composed of no fewer than two directors each of whom is a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision thereto, and each of whom is "independent" as set forth in the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

          (h)   "Company" shall mean AT&T Corp., a New York corporation.

          (i)    "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

          (j)    "Director Level Employee" shall mean any employee of the Company or of any Affiliate holding a position classified at the salary grade level of E-Band, or its equivalent, in a banded environment or Manager E, or its equivalent, in a non-banded environment.

          (k)   "Employee" shall mean any employee of the Company or of any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

          (l)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (m)  "Fair Market Value" shall mean, unless the Committee determines otherwise, as at any date the average of the highest and lowest sale prices on the New York Stock Exchange for the Shares on such date.

          (n)   "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (o)   "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

          (p)   "Nonstatutory Stock Option" shall mean an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

          (q)   "Officer" shall mean any Employee of the Company or any Affiliate holding a position classified as a "Manager O" or higher level in a non-banded environment, or at a salary grade level above "E-band", or its equivalent, in a banded environment (formerly referred to as a "Senior Manager").

          (r)    "Option" shall mean any right granted to a Participant under Section 6 of the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods, as the Committee shall determine.

          (s)   "Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10 hereof.

          (t)    "Participant" shall mean an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.

          (u)   "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

          (v)   "Performance Period" shall mean that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

          (w)  "Performance Share" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

          (x)   "Performance Unit" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

          (y)   "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

          (z)   "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any forfeiture condition or any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

          (Aa) "Restricted Stock Award" shall mean an award of Restricted Stock under Section 8 hereof.

          (Bb) "Shares" shall mean, the shares of AT&T Common Stock of the Company, $1.00 par value ("AT&T Shares").

          (Cc) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

          (Dd) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (Ee) "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

SECTION 3.    ADMINISTRATION

        The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Affiliates and Non-Employee Directors of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any shareowner, and any employee of the Company or of any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Employee Director shall be approved and ratified by the Board.

SECTION 4.    SHARES SUBJECT TO THE PLAN

        (a)   Subject to adjustment as provided in Section 4(c), a total of thirty-six (36) million Shares shall be available for Awards granted under the Plan; provided, that if any Shares subject to an Award under the Plan are forfeited or if any Award under the Plan based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall to the extent of such cash settlement, forfeiture or termination be available for Awards under the Plan. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. In addition, Substitute Awards shall not reduce the Shares available for grants under the Plan or to a Participant in any calendar year.

        (b)   Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

        (c)   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments (i) in the aggregate number, class and kind of securities which may be delivered under the Plan, in the aggregate or to any one Participant, (ii) in the number, class, kind and exercise price of securities or other property subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and (iii) in the number, class and kind of securities or other property subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, or the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof, or, in connection with the disaffiliation with the Company of a Subsidiary, arranging for the assumption or replacement with new Awards (by such Subsidiary or by an entity controlling such Subsidiary following such disaffiliation) of Awards held by Participants employed by the affected Subsidiary), as the Committee may determine to be appropriate in its sole discretion provided that the number of Shares subject to any Award shall always be a whole number.

SECTION 5.    ELIGIBILITY

        Any Employee or Non-Employee Director shall be eligible to be selected as a Participant, provided, however, that Incentive Stock Options shall be granted only to participants who are employees of the Company or a Subsidiary of the Company, and provided that no Non-Employee Director shall receive Awards with an aggregate Fair Market Value in excess of $150,000 in any calendar year.

SECTION 6.    STOCK OPTIONS

        Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

        (a)   OPTION PRICE.    The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option. Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(c) shall have a purchase price per Share that is intended to preserve the economic value of the Award which was replaced or adjusted.

        (b)   OPTION PERIOD.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

        (c)   EXERCISABILITY.    Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant; provided that, no Option will vest in full prior to three (3) years from the grant date.

        (d)   METHOD OF EXERCISE.    Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

        (e)   INCENTIVE STOCK OPTIONS.    In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to participants who are employees of the Company or a Subsidiary of the Company. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The expiration date of any Incentive Stock Option granted shall not exceed the period of nine years and 364 days from the grant date. No more than four (4) million shares can be issued as Incentive Stock Options.

        (f)    FORM OF SETTLEMENT.    In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

SECTION 7.    STOCK APPRECIATION RIGHTS

        Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate, provided that no Stock Appreciation Right shall have a term that is longer than ten (10) years.

SECTION 8.    RESTRICTED STOCK

        (a)   ISSUANCE.    A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

        (b)   REGISTRATION.    Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, unless otherwise specified by the Committee. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

        (c)   FORFEITURE.    Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the Restriction Period, all Shares of Restricted Stock still subject to forfeiture shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

        (d)   MINIMUM VESTING CONDITION.    The minimum Restriction Period applicable to any Restricted Stock Award that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award shall be three (3) years from the date of grant; provided, however, that a Restriction Period of less than three (3) years may be approved under the Plan for such Awards with respect to up to four (4) million Shares.

SECTION 9.    PERFORMANCE AWARDS

        Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10.    OTHER STOCK UNIT AWARDS

        (a)   STOCK AND ADMINISTRATION.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates and Non-Employee Directors to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

        (b)   TERMS AND CONDITIONS.    Subject to the provisions of this Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 10, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. For any Award or Shares subject to any Award made under this Section 10 the transferability and vesting of which are conditioned only on the passage of time, such restriction period shall be a minimum of three (3) years for full vesting. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

SECTION 11.    CHANGE IN CONTROL PROVISIONS

        Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control, as of the date such Change in Control is determined to have occurred

          (a)   any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred which are not then exercisable and vested shall become fully exercisable and vested;

          (b)   any Options and Stock Appreciation Rights outstanding which are then vested and exercisable, including newly vested Options and Stock Appreciation Rights as a result of (a) above, shall remain exercisable as provided in the Award Agreement;

          (c)   the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable;

          (d)   all Performance Awards shall be considered to be prorated, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed in accordance with policies established by the Committee; and

          (e)   the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Award shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the Award not previously forfeited or vested.

SECTION 12.    CODE SECTION 162(m) PROVISIONS

        (a)   Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then an Officer or Director Level Employee that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

        (b)   If an Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based upon the achievement of specified levels of Company performance (or performance of applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

        (c)   Notwithstanding any provision of this Plan other than Section 11, with respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

        (d)   The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) (4) (C) of the Code, or any successor provision thereto.

        (e)   Notwithstanding any provision of this Plan other than Section 4(c), commencing with calendar year 2004, (i) no Participant may be granted in any twelve (12) month period an aggregate amount of Options and/or Stock Appreciation Rights with respect to more than two and one-half million (2.5M) Shares, and (ii) no Participant may be granted in any twelve (12) month period an aggregate amount of Restricted Stock, Performance Awards or Other Stock Unit Awards, with respect to more than one and one-half million (1.5M) Shares (or cash amounts based on the value of more than one and one-half million (1.5M) Shares); except that an external hire may be granted up to an aggregate amount of Performance Awards or Other Stock Unit Awards with respect to no more than two and one-half million (2.5M) Shares (or cash amounts based on the value of no more than two and one-half million (2.5M) Shares).

SECTION 13.    AMENDMENTS AND TERMINATION

        The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareowner approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent.

        Notwithstanding any provision of this plan, the Committee does not have the authority to take any action that would require shareholder approval under applicable Securities and Exchange Commission or New York Stock Exchange rules including amending the terms of any Option to reduce the option price; nor may the Committee, without prior shareowner approval, cancel any outstanding Option and replace it with a new Option with a lower option price, or where the economic effect would be the same as reducing the option price of the canceled Option; nor shall the Committee, without prior shareowner approval, provide for any Option to be exchanged for any other Award under this Plan

SECTION 14.    GENERAL PROVISIONS

        (a)   Unless the Committee determines otherwise at the time the Award is granted or thereafter: (i) no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant; and (ii) each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

        (b)   The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; except as provided in Section 6.

        (c)   No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

        (d)   The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient, to the extent required by the Committee, shall have either executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, or otherwise evidenced acceptance of the then applicable terms and conditions.

        (e)   Except to the extent that such action would cause an Award subject to Section 12 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

        (f)    Notwithstanding anything in the Plan to the contrary, the Committee shall have the authority under the Plan to determine (and may so provide in any Award Agreement) that in the event of serious misconduct by the Participant or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliate, any outstanding Award granted to such Participant may be cancelled, in whole or in part, whether or not vested or deferred. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate shall be determined by the Committee in good faith and in its sole discretion. This Section 14(f) shall have no application following a Change in Control.

        (g)   All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (h)   No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

        (i)    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents"), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

        (j)    Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

        (k)   The Committee may delegate to one or more Officers or a committee of Officers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or directors of the Company.

        (l)    The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes not to exceed the statutory minimum withholding obligation. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company, or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

        (m)  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareowner approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        (n)   The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

        (o)   If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

        (p)   Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 15.    EFFECTIVE DATE OF PLAN

        The Plan shall be effective as of the date the shareowners approve the Plan in 2004.

SECTION 16.    TERM OF PLAN

        No Award shall be granted pursuant to the Plan after May 31, 2009, but any Award theretofore granted may extend beyond that date.

APPENDIX B

CORPORATE GOVERNANCE GUIDELINES

        The Board of Directors of AT&T Corp. has adopted the following guidelines to reflect the principles by which the Company operates. The Board will review these guidelines from time to time and make such changes as it deems necessary and appropriate.

Board of Director Responsibility

1.     Role of the Board of Directors.

        The Board of Directors is elected by shareholders to provide oversight and strategic guidance to senior management. The core responsibility of the Board of Directors is to exercise their fiduciary duty to act in the best interest of the Company and its shareholders. In discharging that obligation, the directors should be entitled to rely on the honesty and integrity of the Company's senior management and its outside advisors and auditors. The Board selects and oversees the members of senior management, to whom the Board delegates the authority and responsibility for the conduct of the day-to-day operations of the business.

        Directors are expected to attend Board meetings and meetings of committees on which they serve, as well as the Company's annual meeting of shareholders, to ask questions and engage in discussion, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

2.     Code of Conduct

        Each member of the Board of Directors shall at all times exhibit high standards of integrity and ethical behavior. Each director shall adhere to the applicable Company policies concerning integrity and ethical behavior which the Company's management and employees are subject, including the AT&T Code of Conduct and its policies on competition and insider trading. Directors shall promptly notify the CEO and Corporate Secretary if any actual or potential conflict of interest arises between the director and the Company. If a significant conflict exists and can not be resolved, the director should resign. Directors will recuse themselves from any Board discussion or decision affecting their personal, business or professional interests. The Audit Committee will consider, and the Board will resolve, any conflicts of interest or code of conduct questions concerning directors or senior management, and the CEO will resolve any such questions involving any other officer of the Company. The Governance and Nominating Committee shall consider issues involving possible conflicts of interests of directors.

Board of Director Composition

3.     Selection of Board Members

        All Board members are elected each year by the Company's shareholders at the annual meeting of shareholders. The Board recommends to the shareholders a slate of nominees for election at the annual meeting. Between annual meetings of shareholders, the board may elect directors to serve until the next annual meeting. Nominees for directorship will be selected by the Governance and Nominating Committee, in accordance with the policies and principles in its charter, and nominated for election by the Board. The Chairman of the Board should extend the Board's invitation to join the Board.

4.     Board Membership Criteria

        The Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of the Company. The Governance and Nominating Committee will review all nominees for director in accordance with its charter and select those nominees whose attributes it believes would be most beneficial to the Company. This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board.

5.     Board Size

        The Board presently has 10 members. The Company's by- laws permit the Board to vary in size from 9 to 25. The Board periodically reviews the appropriate size of the Board, which may vary to accommodate the availability of suitable candidates.

6.     Directors with Job Changes

        The Board believes that directors who retire from their present employment, or materially change their position, should volunteer to resign from the Board concurrent with the next annual meeting of shareholders. The Board, through the Governance and Nominating Committee, would then evaluate whether the Board should accept the resignation or whether the director should be renominated based on an assessment of whether the director continued to meet the Board's membership criteria under the circumstances.

7.     Term Limits

        The Board does not believe it should limit the number of terms for which an individual may serve as a director. Directors who have served on the board for an extended period of time are able to provide valuable insight into the Company's operations and prospects based on their experience with the and understanding of the Company's history, policies and objectives. The Board believes that it can obtain new ideas and viewpoints through the application of the nominating process described above.

8.     Other Board Service

        The Board does not believe that its members should be prohibited from serving on the Boards of other companies so long as those commitments do not create material actual or potential conflicts and do not interfere with the director's ability to fulfill his or her duties as a member of the Board. The Governance and Nominating Committee will take into account the nature and time involved in the director's service on other boards in assessing director nominees. Directors should advise the Chairman of the Board, the Chairman of the Governance and Nominating Committee and the Corporate Secretary in advance of accepting an invitation to serve on another public company board.

9.     Retirement Policy

        No director may be nominated to a new term if he or she would be age 70 or older at the time of the election. A retiring or resigning CEO of the Company or other management director shall generally not continue to serve as a Board member.

10.  Director Independence

        At least three-quarters of the Board will at all times be comprised of directors who meet the criteria for independence required by the New York Stock Exchange and the Securities and Exchange Commission. It is the objective of the Board that all non-management directors be independent directors. Under proposed New York Stock Exchange rules, the Board must determine that a director does not have any material relationship with the Company. The proposed NYSE rules also provide that a director shall be considered independent if: (1) the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company; (2) the director, and each of the director's immediate family members, is not and has not been during the last five years employed by the Company; (3) the director has not received any compensation in excess of $100,000 annually from the Company in any capacity other than as a director, and none of the director's immediate family members has received more than $100,000 annually in compensation from the Company, in any of the last five years; (4) the director, and each of the director's immediate family members, is not and has not been during the last five years affiliated with or employed by a present or former auditor (or an affiliate of such auditor) of the Company; (5) the director, and each of the director's immediate family members, is not employed as an executive officer of another company where any of the Company's listed executive officers serves on such other company's compensation committee; and (6) the director is not and has not been during the last five years employed by, and each of the director's immediate family members is not and has not been during the last five years an executive officer of, another company (a) that accounts for the greater of 2% or $1 million of the Company's revenues or (b) for which the Company accounts for the greater of 2% or $1 million of such other company's consolidated gross revenues. Under proposed Securities and Exchange Commission rules a director who is a member of the Audit Committee shall not be considered independent if he or she is affiliated with the Company or if he, she or any member of his or her immediate family, or any law firm, accounting firm, consulting firm, investment bank or similar entity with which any of them are affiliated, has accepted any consulting, advisory or other compensatory fee from the Company or an affiliate, other than for service on the Board or a committee. The Company will not consider as independent any director who is employed by a non- profit organization, a substantial portion of whose funding comes from the Company. The Board will from time to time and no less often than annually make a determination as to which members are independent under applicable requirements.

11.  Chairman and CEO

        The Company's by-laws provide that the Company's Chief Executive Officer shall also serve as the Company's Chairman of the Board. The Board believes this policy has served it well in the past and continues to serve it well at present.

Conduct of Board Meetings

12.  Board Meeting Schedule and Agenda

        At the beginning of the year the Chairman will establish a schedule and agenda of subjects to be discussed during the year (to the degree this can be foreseen). The Board of Directors shall have at least six regularly scheduled meetings each year. Additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the business. The Chairman will establish the agenda for each Board meeting. Each Board member is encouraged to suggest the inclusion of items on the agenda at any time. The Board will review the Company's long-term strategic plan and the principal issues facing the Company during at least one meeting each year. The CEO and Corporate Secretary shall attend all non-executive sessions of the Board, and other members of management may attend non-executive sessions of the Board at the invitation of the CEO or the Board.

13.  Advance Distribution of Materials

        Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting. Directors should review these materials in advance of the meeting to preserve time at the meeting and to provoke questions and discussion about the material. On certain occasions where the subject matter is too sensitive to put in writing, the matter will be discussed at the meeting.

14.  Executive Session

        The non-management directors of the Board will meet in executive session at least quarterly. Executive session discussions may include such topics as the non-management directors determine, but actions of the Board should be taken separately at a Board meeting. The chairmen of the Governance and Nominating Committee shall serve as chairman for any executive session of the Board.

Committees of the Board

15.  Number of Committees

        The Board will have at all times an Audit Committee, a Compensation and Employee Benefits Committee and a Governance and Nominating Committee. All of the members of these committees will be independent directors. The Board may have additional committees as it determines from time to time are necessary or appropriate.

16.  Committee Membership

        Committee members will be appointed by the Board upon recommendation of the Governance and Nominating Committee after taking into account the desires, experiences and expertise of individual directors. The Board believes that consideration should be given to rotating committee members periodically, but the Board does not believe that rotation should be mandated as a policy.

17.  Committee Structure

        Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

18.  Committee Meetings

        The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda.

Director Communications

19.  Director Access to Officers and Employees

        Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Corporate Secretary or directly by the director. Any such contact should be done in a way that is not disruptive to the business operations of the Company. Any non-routine written communications between a director and an officer or employee of the Company should be copied to the CEO. The Corporate Secretary advises the Board on appropriate procedures for the conduct of meetings and on corporate governance matters, and all Board members shall have access to his advice and services.

20.  Director Access to Outside Advisors

        The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

21.  Board's Interaction with Third Parties

        The Board believes that the management speaks for the Company. At the request of management, individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. If comments are appropriate, they should in most circumstances come from the Chairman of the Board.

22.  Director Orientation and Continuing Education

        All new directors must participate in the Company's Orientation Program, which should be conducted once each year following the annual meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. All other directors are also invited to attend the Orientation Program.

Director Remuneration

23.  Director Compensation

        The form and amount of director compensation will be determined by the Governance and Nominating Committee in accordance with the policies and principles set forth in its charter and then recommended to the full Board. Management shall report to the Governance and Nominating Committee annually on an assessment of the Company's director compensation measured against comparable companies. Independent directors will receive no additional compensation, in the form of consulting fees or other specific benefits, beyond that provided for service on the Board.

24.  Indemnification

        The directors shall be entitled to have the Company purchase reasonable directors' and officers' liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company's charter, by-laws and any indemnification agreements, and to exculpation as provided by state law and the Company's charter.

Performance Evaluations

25.  CEO Evaluation and Management Succession

        The Board of Directors will conduct an annual review of the CEO's performance. The Board of Directors will evaluate whether the CEO is providing the best leadership for the Company in the long- and short- term. The Compensation and Employee Benefits Committee will then conduct a review of and make a recommendation regarding the CEO's compensation as set forth in its charter, which it will present to the Board. The Board will determine the CEO's compensation.

        The Board should make an annual review of management succession planning. The entire Board will work with the Governance and Nominating Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

26.  Annual Performance Evaluation

        The Board of Directors will conduct an annual self- evaluation to determine whether it and its committees are functioning effectively. The Governance and Nominating Committee will receive comments from all directors and report annually to the Board with an assessment of the Board's performance. The assessment will focus on the Board's contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

March 1, 2004

TRAVEL AND PARKING DIRECTIONS

The Austin Convention Center Parking Garage is located two blocks west of the Convention Center. The entrance is on San Jacinto Street. Continuous shuttle service will be provided to transport shareowners from the parking garage to the Trinity Street entrance of the Convention Center.

        From Congress Avenue (South):    Left on Cesar Chavez, Left on Trinity, Left on 2nd Street, Left on San Jacinto. The parking garage is on the right.

        From Congress Avenue (North):    Right on Cesar Chavez, Left on Trinity, Left on 2nd Street, Left on San Jacinto. The parking garage is on the right.

        From Interstate 35 North:    Exit 234 B. Left on Cesar Chavez, Right on Trinity, Left on 2nd Street, Left on San Jacinto. The parking garage is on the right.

        From Interstate 35 South:    Exit 234 A. Right on Cesar Chavez, Right on Trinity, Left on 2nd street, Left on San Jacinto. The parking garage is on the right.

                One AT&T Way
                Bedminster, NJ 07921-0752

Recycled Paper	ATT-PS-2004

AT&T Corp. c/o EquiServe P.O. Box 8563 Edison, NJ 08818-8563	2004 Annual Meeting
Wednesday, May 19, 2004
9:30 a.m. local time
Austin Convention Center
500 East Cesar Chavez St.
Austin, TX 78701
(Travel directions are located on the back inside cover of the Proxy Statement.)	ADMISSION TICKET Please present this ticket for admittance of shareowner(s) named below.

VOTE BY TELEPHONE OR INTERNET

Your telephone or Internet vote authorizes the Proxy Committee to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Your vote is important. Please vote immediately.

TELEPHONE:	CALL 1-800-273-1174 from any touch-tone telephone...ANYTIME.
NOMINEES:	(01) W.F. Aldinger, (02) K.T. Derr, (03) D.W. Dorman, (04) M.K. Eickhoff, (05) H.L. Henkel, (06) F.C. Herringer, (07) S.A. Jackson, (08) J.C. Madonna, (09) D.F. McHenry and (10) T.L. White
INTERNET:	THE WEBSITE IS http://att.proxyvoting.com/

SIGN UP FOR ELECTRONIC ACCESS TO PROXY MATERIALS

For your convenience, AT&T provides shareowners with an opportunity to electronically access, view and download the AT&T Annual Report and Proxy Statement on the AT&T Investor Relations Website at http://www.att.com/ir. With this fast and easy electronic access feature, shareowners will no longer receive paper copies of these documents. To sign up for Electronic Access, please mark the Electronic Access box below, or follow the instructions provided when you vote by telephone or Internet.

DETACH CARD IF MAILING. IF YOU HAVE VOTED BY INTERNET OR TELEPHONE, DO NOT RETURN YOUR PROXY CARD.

☒ Please mark
votes as in
this example.

Your Directors recommend a vote "FOR" items 1, 2 and 3 ... and "AGAINST" items 4, 5, 6 and 7.

		FOR ALL nominees		WITHHOLD FROM ALL nominees
1.	Election of Directors	☐		☐
For all nominees except as noted below:

		FOR	AGAINST	ABSTAIN
2.	Ratification of Auditors	☐	☐	☐
3.	Approve the AT&T 2004 Long Term Incentive Program	☐	☐	☐
4.	Term Limits for Outside Directors	☐	☐	☐
5.	Poison Pill	☐	☐	☐
6.	Separate the Chair and CEO Position	☐	☐	☐
7.	Executive Compensation	☐	☐	☐

Electronic Access ☐
 (I prefer to access the annual report and proxy statement electronically).

I/We plan to attend the Annual Meeting. ☐

Signature(s):	Date	, 2004

Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the annual meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the annual meeting and decide to vote by ballot, such vote will supersede this proxy.

NOTICE OF MEETING

        The 119th Annual Meeting of Shareowners of AT&T Corp. will be held at the Austin Convention Center, 500 East Cesar Chavez Street, Austin, Texas, on Wednesday, May 19, 2004, at 9:30 a.m., local time, for the following purposes:

  •
  to elect ten directors;

  •
  to ratify the appointment by the Audit Committee of independent auditors to examine our accounts;

  •
  to approve the AT&T 2004 Long Term Incentive Program; and

  •
  to conduct any other business, including shareowner proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

Shareowners at the close of business on March 25, 2004, are entitled to vote their proxies. Only shareowners with an admission ticket or proof of stock ownership will be admitted to the meeting.

Robert S. Feit Vice President—Law and Secretary

March 25, 2004

IMPORTANT NOTICE: If you attend the meeting, you may be asked to present valid government-issued photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections or other security precautions.

PROXY

AT&T Corp.
One AT&T Way, Bedminster, NJ 07921-0752

This proxy is solicited on behalf of
the Board of Directors for the annual meeting on May 19, 2004

The undersigned hereby appoints D.W. Dorman, M.K. Eickhoff and D.F. McHenry, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the undersigned in AT&T Corp. at the annual meeting of shareowners to be held at the Austin Convention Center, Austin, Texas, at 9:30 a.m., local time, on May 19, 2004, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote for the election of all listed nominees, unless the nomination is withdrawn as described in the proxy statement, and in accord with the directors' recommendations on the other subjects listed on the other side of the proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the Proxy Committee is authorized, at their discretion, to vote the matter.

This card also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the various employee stock purchase and savings plans as described in the proxy statement. Your vote for the election of directors may be indicated on the other side of the card. Nominees are: W.F. Aldinger, K.T. Derr, D.W. Dorman, M.K. Eickhoff, H.L. Henkel, F.C. Herringer, S.A. Jackson, J.C. Madonna, D.F. McHenry and T.L. White. Please sign on the other side of the card and return it promptly to AT&T Corp., c/o EquiServe, P.O. Box 8563, Edison, NJ 08818-8563. If you do not sign and return a proxy card, vote by telephone or Internet, or attend the annual meeting and vote by ballot, your shares cannot be voted.

QuickLinks

2004 NOTICE OF ANNUAL MEETING and PROXY STATEMENT
INFORMATION ABOUT THE MEETING AND VOTING
INFORMATION ABOUT OUR BOARD AND CORPORATE GOVERNANCE
  BOARD OF DIRECTORS
  ELECTION OF DIRECTORS (Proposal 1 on Proxy Card)
  NOMINEES FOR ELECTION AS DIRECTORS
  THE BOARD'S COMMITTEES AND THEIR FUNCTIONS
  INDEPENDENCE OF DIRECTORS; FINANCIAL EXPERT
  COMPENSATION OF DIRECTORS
STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS
BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF INDEPENDENT AUDITORS (Proposal 2 on Proxy Card)
DIRECTORS' PROPOSAL TO APPROVE THE AT&T 2004 LONG TERM INCENTIVE PROGRAM (Proposal 3 on Proxy Card)
  SUMMARY OF THE 2004 PLAN
EQUITY COMPENSATION PLAN INFORMATION
SHAREOWNER PROPOSALS
NEW EXECUTIVE COMPENSATION POLICY ADOPTED
ADVANCE NOTICE PROCEDURES; NOMINATION OF DIRECTORS
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OUR INDEPENDENT PUBLIC ACCOUNTANTS
  PRINCIPAL AUDITOR FEES AND SERVICES
  PREAPPROVAL POLICIES AND PROCEDURES
FIVE–YEAR PERFORMANCE COMPARISON
EXECUTIVE COMPENSATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION/STOCK APPRECIATION RIGHTS EXERCISES IN 2003 AND YEAR–END VALUES
LONG-TERM INCENTIVE PLANS – AWARDS IN 2003
OPTION/SAR GRANTS IN 2003
  EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS
  SENIOR OFFICER SEPARATION PLAN
  PENSION PLANS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION
AT&T 2004 LONG TERM INCENTIVE PROGRAM
CORPORATE GOVERNANCE GUIDELINES